Exhibit 3.1

NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NANT HEALTH, LLC,

A Delaware Limited Liability Company

Dated as of January 1, 2016

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED.

ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF NANT HEALTH, LLC

THIS NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Nant Health, LLC, a Delaware limited liability company (the “Company”), is made as of January 1, 2016 (the “Effective Date”), by and among those Persons listed on Schedule A attached hereto and/or who may hereafter become parties to this Agreement as members of the Company (such Persons are also sometimes collectively referred to in this Agreement as the “Members” and each individually as a “Member”).

RECITALS

A. The Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq., as amended from time to time (the “Act”)) pursuant to the filing of the Certificate of Formation on July 7, 2010.

B. NantWorks, LLC, a Delaware limited liability company (“NantWorks”), as the then sole member of the Company, previously executed a Second Amendment to and Restatement of Limited Liability Company Agreement for the Company dated January 6, 2012 (the “Original Agreement”).

C. NantWorks and Verizon Investments LLC, a Delaware limited liability company (“Verizon”), amended and restated the Original Agreement by executing an amended and restated limited liability company agreement for the Company dated October 2, 2012 (the “First Restated Agreement”) in connection with Verizon’s investment in the Company and acquisition of Series B Units.

D. NantWorks and Celgene Corporation, a Delaware corporation (“Celgene”), amended and restated the First Restated Agreement by executing a second amended and restated limited liability company agreement for the Company dated September 6, 2013 (the “Second Restated Agreement”) in connection with Celgene’s investment in the Company and acquisition of Series B Units.

E. The Members amended and restated the Second Restated Agreement by executing a third amended and restated limited liability company agreement for the Company dated December 3, 2013 (the “Third Restated Agreement”) in connection with the creation of Series C Units to be issued to certain service providers for compensatory purposes under the Plan and to set forth the rights, preferences, privileges, and restrictions granted to and imposed on such Series C Units.

F. NantWorks and BlackBerry Corporation, a Delaware corporation (“BlackBerry”), amended and restated the Third Restated Agreement by executing a fourth amended and restated limited liability company agreement for the Company dated March 28, 2014 (the “Fourth Restated Agreement”) in connection with BlackBerry’s investment in the Company and acquisition of Series D Units.

G. NantWorks and NHealth Holdings, Inc., a Delaware corporation (“NHealth”), amended and restated the Fourth Restated Agreement by executing a fifth amended and restated limited liability company agreement for the Company dated May 1, 2014 (the “Fifth Restated Agreement”) in connection with NHealth’s investment in the Company and acquisition of Series E Units.

H. NantWorks and KHealth Holdings, Inc., a Delaware corporation (“KHealth”), amended and restated the Fifth Restated Agreement by executing a sixth amended and restated limited liability company agreement for the Company dated June 20, 2014 (the “Sixth Restated Agreement”) in connection with KHealth’s investment in the Company and acquisition of Series F Units.

I. NantWorks and Blackstone Healthcare Partners II (AIV) L.L.C., a Delaware limited liability company (together with its Permitted Transferees, “Blackstone”), amended and restated the Sixth Restated Agreement by executing a seventh amended and restated limited liability company agreement for the Company dated July 9, 2014 (the “Seventh Restated Agreement”) in connection with Blackstone’s investment in the Company and acquisition of Series A Units.

J. NantWorks and Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), amended and restated the Seventh Restated Agreement by executing an eighth amended and restated limited liability company agreement for the Company dated June 26, 2015 (the “Eighth Restated Agreement”) in connection with Allscripts’ investment in the Company and acquisition of Series G Units.

K. The Members desire to amend and restate the Eighth Restated Agreement with the terms of this Ninth Amended and Restated Limited Liability Company Agreement of Nant Health, LLC (together with all exhibits, annexes and schedules hereto, this “Agreement”) in connection with the acquisition by 3BE Holdings, LLC, a Delaware limited liability company (“3BE Holdings”) and further distribution by 3BE Holdings, LLC to each of Highmark Ventures, Inc., Independence Blue Cross, LLC and Horizon Healthcare Services, Inc. (collectively, the “3BE Members” and each, a “3BE Member”), of Series H Units in the Company and the admission of each of the 3BE Members as Members.

NOW, THEREFORE, the Members by this Agreement do hereby (a) amend, restate and replace the Eighth Restated Agreement in its entirety, (b) set forth in its entirety the limited liability company agreement for the Company under the laws of the State of Delaware, and (c) otherwise agree, in each case as set forth in this Agreement.

ARTICLE 1

DEFINITIONS

Capitalized terms used herein without definition shall have the meanings given to them in Appendix 1 attached hereto and made a part hereof.

ARTICLE 2

ORGANIZATIONAL MATTERS

2.1 Formation. The Company was formed as a Delaware limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation with the Delaware Secretary of State on July 7, 2010. The Company was originally named “About Advanced Health, LLC” and then subsequently changed its name to “All About Advanced Health, LLC” and then to “Nant Health, LLC.”

2.2 Name. The name of the Company shall be “Nant Health, LLC.” The Board may in its sole discretion change the name of the Company from time to time or conduct the affairs of the Company under another name or names.

2.3 Term. The Company shall have a perpetual existence unless dissolved and terminated in accordance with Article 10 of this Agreement.

2.4 Registered Office. The registered agent for service of process is, and the mailing address for the registered office of the Company in the State of Delaware is in care of, National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The Board may in its sole discretion change such agent and such office from time to time.

2.5 Purpose of the Company. The Company has been formed for the object and purpose of, and the nature of the business to be conducted by the Company is, as follows: (i) engaging in the Nant Health Business; (ii) engaging in any act or activity for which limited liability companies may be formed under the Act; and (iii) engaging in all acts or activities as the Company deems necessary, advisable, appropriate, convenient or incidental to the furtherance of the foregoing.

2.6 Tax Classification. It is the intent of the Members that the Company shall be classified as a partnership for United States federal income tax purposes and, to the extent possible, applicable state and local tax purposes. Neither the Company nor any Member shall file (and each Member hereby represents that it has not filed and covenants that it will not file) any income tax election, return or report with any applicable taxing authority or take any other action that is inconsistent with the Company’s position regarding its classification as a partnership for applicable federal, state and local income tax purposes.

ARTICLE 3

UNITS; MEMBERS

3.1 Issuance of Units.

3.1.1 The Company shall have the following series of Membership Interests: “Series A Units,” “Series B Units,” “Series C Units,” “Series D Units,” “Series E Units,” “Series F Units,” “Series G Units” and “Series H Units.” Any holder of a Series A Unit shall be a “Series A Member.” Any holder of a Series B Unit shall be a “Series B Member.” Any holder of a Series C Unit shall be a “Series C Member.” Any holder of a Series D Unit shall be a “Series D Member.” Any holder of a Series E Unit shall be a “Series E Member.” Any holder of a Series F Unit shall be a “Series F Member.” Any holder of a Series G Unit shall be a

“Series G Member.” Any holder of a Series H Unit shall be a “Series H Member.” The Series A Members, Series B Members, Series C Members, Series D Members, Series E Members, Series F Members, Series G Members and Series H Members shall have the rights, preferences, privileges, restrictions and obligations set forth in this Agreement. The Units shall not be certificated unless otherwise determined by the Board.

3.1.2 Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series B Units in addition to those issued and outstanding on September 6, 2013 without the consent of holders of 60% of the then outstanding Series B Units (it being understood and agreed that the creation and issuance of a series of Units that are not Series B Units but that have rights, preferences or privileges senior to the Series B Units will not be deemed to require the consent of the Series B Members solely as a result of such security having rights, preferences or privileges senior to the Series B Units). Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series D Units in addition to those issued and outstanding on March 28, 2014 without the consent of BlackBerry (it being understood and agreed that the creation and issuance of a series of Units that are not Series D Units but that have rights, preferences or privileges senior to the Series D Units will not be deemed to require the consent of the Series D Members solely as a result of such security having rights, preferences or privileges senior to the Series D Units). Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series E Units in addition to those issued and outstanding on May 1, 2014 without the consent of NHealth (it being understood and agreed that the creation and issuance of a series of Units that are not Series E Units but that have rights, preferences or privileges senior to the Series E Units will not be deemed to require the consent of the Series E Members solely as a result of such security having rights, preferences or privileges senior to the Series E Units). Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series F Units in addition to those issued and outstanding on June 20, 2014 without the consent of KHealth (it being understood and agreed that the creation and issuance of a series of Units that are not Series F Units but that have rights, preferences or privileges senior to the Series F Units will not be deemed to require the consent of the Series F Members solely as a result of such security having rights, preferences or privileges senior to the Series F Units). Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series G Units in addition to those issued and outstanding on June 26, 2015 without the consent of Allscripts (it being understood and agreed that the creation and issuance of a series of Units that are not Series G Units but that have rights, preferences or privileges senior to the Series G Units will not be deemed to require the consent of the Series G Members solely as a result of such security having rights, preferences or privileges senior to the Series G Units). Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series H Units in addition to those issued and outstanding on the date hereof without the consent of each of the 3BE Members (it being understood and agreed that the creation and issuance of a series of Units that are not Series H Units but that have rights, preferences or privileges senior to the Series H Units will not be deemed to require the consent of the Series H Members solely as a result of such security having rights, preferences or privileges senior to the Series H Units). Subject to the foregoing and the limitations set forth in Sections 6.4, 6.6, 6.7, 6.8, 6.9, 6.10 and 11.14, the Board is authorized to create, and cause to be issued, one or more additional series of Units, with each series to be comprised of the number of Units, to have such powers, preferences and rights, and be subject to such qualifications, limitations and restrictions, as shall be determined by the

Board; provided, however, that such issuances shall be upon such terms and conditions, as shall be determined by the Board, in its reasonable determination, to be in the best interests of the Company. Subject to Sections 6.4, 6.6, 6.7, 6.8, 6.9, 6.10 and 11.14, the Board is authorized to amend this Agreement to reflect the creation and issuance of any such series of Units that comply with the foregoing without the consent of the Members. The Company has reserved an aggregate of 63,750,000 Series C Units for issuance by the Company pursuant to the Plan. The Series C Units shall only be issued to employees, consultants and contractors of the Company and its subsidiaries (who are not shareholders, members, partners, managers, officers, employees, consultants or contractors of NantWorks or its Affiliates (other than the Company)) in consideration for bona fide services provided to the Company or such subsidiary, and shall otherwise be upon such terms and conditions as the Board shall determine, in its reasonable discretion, to be in the best interests of the Company. Holders of Series C Units shall be entitled their pro rata share of Profits, Losses, income, gain, loss, deduction and credit associated with such Series C Units. It is expressly agreed that the Series C Units shall not carry any voting or information rights. It is intended that the Series C Units be treated as “profits interests” in the Company for federal tax purposes (within the meaning of IRS Revenue Procedure 93-27). As such no Person issued Series C Units shall, unless otherwise determined by the Board, be obligated to make Capital Contributions in respect thereof. Any Person receiving Series C Units pursuant to this Section 3.1.2 shall, unless otherwise determined by the Board, be admitted as a Member without the consent of the other Members. The Board is authorized to amend this Agreement for the purpose of reflecting the issuance of such Series C Units and admission of a holder as a Member without the consent of the Members. Subject to the foregoing, the Board is authorized to issue Series C Units pursuant to the Plan and on such terms and conditions as in its reasonable discretion it deems appropriate, which terms and conditions shall include customary vesting schedules and other terms and conditions applicable to such employees, consultants and contractors. Each issuance of Series C Units shall be evidenced by a writing signed by an officer of the Company pursuant to the authorization of the Board.

3.1.3 As of the Effective Date, each Member holds that number and that class of Units set forth beside such Member’s name on Schedule A attached hereto.

3.1.4 Unit Adjustments.

(a) The “Series B Price,” “Series D Price,” “Series E Price” and “Series F Price” initially shall be $2.7995, and shall be subject to adjustment as set forth in this Section 3.1.4. If prior to a Qualified IPO, there shall be an adjustment to the Series B Price pursuant to the provisions in this Section 3.1.4, then, in connection with each such adjustment, the number of Series B Units held by the Series B Members shall be automatically adjusted (with the impact of such adjustment allocated pro rata among the Series B Members based on the number of Series B Units held) such that the number of Series B Units held by the Series B Members in the aggregate immediately following such adjustment shall be equal to $50.0 million divided by the newly effective Series B Price. If prior to a Qualified IPO, there shall be an adjustment to the Series D Price pursuant to the provisions in this Section 3.1.4, then, in connection with each such adjustment, the number of Series D Units held by the Series D Members shall be automatically adjusted (with the impact of such adjustment allocated pro rata among the Series D Members based on the number of Series D Units held) such that the number of Series D Units held by the Series D Members in the aggregate immediately following such adjustment shall be equal to $10.0 million divided by the newly effective Series D Price. If prior to or in connection with a Qualified IPO, there shall be an adjustment to the Series E Price pursuant to the provisions in this Section 3.1.4, then, in connection with each such adjustment, the number of Series E Units held by the Series E Members shall be automatically adjusted (with the impact of such adjustment allocated pro rata among the Series E Members based on the number of Series E Units held) such that the number of Series E Units held by the Series E Members in the aggregate immediately following such adjustment shall be equal to $100.0 million divided by the newly effective Series E Price. If prior to or in connection with a Qualified IPO, there shall be an adjustment to the Series F Price pursuant to the provisions in this Section 3.1.4, then, in connection with each such adjustment, the number of Series F Units held by the Series F Members shall be automatically adjusted (with the impact of such adjustment allocated pro rata among the Series F Members based on the number of Series F Units held) such that the number of Series F Units held by the Series F Members in the aggregate immediately following such adjustment shall be equal to $150.0 million divided by the newly effective Series F Price.

(b) If after the Effective Date, the Company shall issue any Additional Units without consideration or for a consideration per Unit less than the Series B Price in effect immediately prior to the issuance of such Additional Units, the Series B Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 3.1.4) be adjusted to a price determined by multiplying such Series B Price by a fraction, the numerator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) immediately prior to such issuance plus the number of Additional Units that the aggregate consideration received by the Company for such issuance would purchase at such Series B Price; and the denominator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) plus the number of such Additional Units. If after the Effective Date, the Company shall issue any Additional Units without consideration or for a consideration per Unit less than the Series D Price in effect immediately prior to the issuance of such Additional Units, the Series D Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 3.1.4) be adjusted to a price determined by multiplying such Series D Price by a fraction, the numerator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) immediately prior to such issuance plus the number of Additional Units that the aggregate consideration received by the Company for such issuance would purchase at such Series D Price; and the denominator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) plus the number of such Additional Units. If after the Effective Date (including in connection with an IPO), the Company shall issue any Additional Units without consideration or for a consideration per Unit less than the Series E Price in effect immediately prior to the issuance of such Additional Units, the Series E Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 3.1.4) be adjusted to a price determined by multiplying such Series E Price by a fraction, the numerator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) immediately prior to such issuance plus the number of Additional Units that the aggregate consideration received by the Company for such issuance would purchase at such Series E Price; and the denominator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) plus the number of such Additional Units. If after the Effective Date (including in connection with an IPO), the Company shall issue any

Additional Units without consideration or for a consideration per Unit less than the Series F Price in effect immediately prior to the issuance of such Additional Units, the Series F Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 3.1.4) be adjusted to a price determined by multiplying such Series F Price by a fraction, the numerator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) immediately prior to such issuance plus the number of Additional Units that the aggregate consideration received by the Company for such issuance would purchase at such Series F Price; and the denominator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) plus the number of such Additional Units.

(c) No adjustment of the Series B Price, Series D Price, Series E Price or Series F Price shall be made in an amount less than one cent ($0.01) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except as otherwise set forth herein, no adjustment of such Series B Price, Series D Price, Series E Price or Series F Price pursuant to this Section 3.1.4 shall have the effect of increasing the Series B Price above the Series B Price in effect immediately prior to such adjustment, the Series D Price above the Series D Price in effect immediately prior to such adjustment, the Series E Price above the Series E Price in effect immediately prior to such adjustment or the Series F Price above the Series F Price in effect immediately prior to such adjustment.

(d) In the case of the issuance of Additional Units for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(e) In the case of the issuance of the Additional Units to any Affiliate of NantWorks for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as mutually agreed to by the Board, Verizon, NHealth and KHealth. In the case of the issuance of the Additional Units to any Person other than an Affiliate of NantWorks for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board.

(f) In the case of the issuance of options to purchase or rights to subscribe for Units or securities by their terms convertible into or exchangeable for Units (collectively, “Convertible Securities”) or options to purchase or rights to subscribe for such Convertible Securities, the following provisions shall apply for all purposes of this Section 3.1.4:

(i) The aggregate maximum number of Units deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time) shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 3.1.4(d) and 3.1.4(e) above), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Units covered thereby.

(ii) The aggregate maximum number of Units deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time) for any such Convertible Securities or upon the exercise of options to purchase or rights to subscribe for such Convertible Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 3.1.4(d) and 3.1.4(e) above).

(iii) In the event of any change in the number of Units deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series B Price, the Series D Price, the Series E Price and the Series F Price (in each case to the extent in any way affected by or computed using such options, rights or securities), and the number of additional Series B Units, Series D Units, Series E Units and Series F Units deemed to have been issued pursuant to Section 3.1.4(a), shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Units or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(iv) Upon the expiration of any such options or rights, the termination of any such right to convert or exchange or the expiration of any options or rights related to such Convertible Securities, the Series B Price, the Series D Price, the Series E Price and the Series F Price (in each case to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities) and the number of additional Series B Units, Series D Units, Series E Units and Series F Units deemed to have been issued pursuant to Section 3.1.4(a) shall be recomputed to reflect the issuance of only the number of Units (and Convertible Securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(v) The number of Units deemed issued and the consideration deemed paid therefor pursuant to Sections 3.1.4(f)(i) and 3.1.4(f)(ii), and the number of additional Series B Units, Series D Units, Series E Units and Series F Units deemed to have been issued pursuant to Section 3.1.4(a), shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 3.1.4(f)(iii) and 3.1.4(f)(iv).

(g) “Additional Units” shall mean any Units issued (or deemed to have been issued pursuant to Section 3.1.4(e) above) by the Company after the Effective Date other than:

(i) Units issued pursuant to a transaction described in Section 3.1.4(h) below;

(ii) Subject to compliance with Section 3.1.2, Series C Units issued or deemed issued to employees, consultants or contractors of the Company for compensatory purposes;

(iii) Units issued or issuable in connection with any transaction where such Units are excepted from the definition of Additional Units with the approval or consent of Verizon, NHealth and KHealth; or

(iv) Units issued or issuable to the selling parties in a bona fide business acquisition by the Company or any of its subsidiaries, whether by merger, consolidation, sale of assets, sale or exchange of equity or otherwise, each as approved by the Board.

(h) Except with the consent of all Members, the Company shall not at any time split or subdivide the outstanding Units, decrease the number of Units outstanding by a combination of the outstanding Units, or make a distribution to Members of Units or Convertible Securities, or entitling such Members to receive directly or indirectly, additional Units in respect of their Units.

(i) The Company will not, by amendment of this Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.1.4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series B Units, Series D Units, Series E Units and Series F Units against impairment.

(j) Upon the occurrence of each adjustment of the Series B Price, the Series D Price, the Series E Price or the Series F Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Units, Series D Units, Series E Units and Series F Units, a revised Schedule A hereto, together with a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

3.1.5 Preemptive Rights. The Company hereby grants preemptive rights to each of NantWorks, Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone and Allscripts (together, the “Preemptive Right Holders”) as provided in this Section 3.1.5. If the Company proposes to issue additional Units or Convertible Securities, or to permit any Member to, or request that any Member make, Capital Contributions (such interests, Units, Convertible Securities or Capital Contributions, “Subsequent Equity”), then the Company shall deliver to each Preemptive Right Holder a written notice (the “Preemptive Notice”) of such proposed issuance or Capital Contribution at least fifteen (15) days prior to the date of the issuance or Capital Contribution (the “Subscription Period”). Each Preemptive Right Holder shall have the option, exercisable at any time within the period of thirty (30) days after delivery of the Preemptive Notice (the “Preemptive Acceptance Period”), by delivering a written notice to the Company (a “Subscription Acceptance”) and on the same terms (on a per Unit basis) as those proposed for the issuance of such Subsequent Equity, to subscribe for (x) up to its Percentage Interest of any such Subsequent Equity and (y) any such Subsequent Equity not subscribed for by the other Preemptive Right Holders, as specified in the subscribing holder’s Subscription Acceptance. Notwithstanding anything herein to the contrary, the Company may close the issuance or contribution of Subsequent Equity, in whole or in part, prior to the expiration of the Preemptive Acceptance Period provided above as long as each Preemptive Right Holder is given the Preemptive Acceptance Period to elect to purchase its Percentage Interest of the applicable Subsequent Equity. Any Subsequent Equity that is not purchased by the Preemptive Rights Holders may be sold by the Company, but only on terms and conditions not more favorable to the purchaser than those set forth in the Preemptive Notice, at any time within 90 days following the termination of the Preemptive Acceptance Period, but may not be sold to any Person on terms and conditions, including price, that are more favorable to the purchaser than those set forth in the Preemptive Notice or after such 90-day period, in each case without renewed compliance with this Section 3.1.5. The preemptive rights granted pursuant to this Section 3.1.5 shall terminate immediately prior to, and shall not apply to, a Qualified IPO. The preemptive rights granted pursuant to this Section 3.1.5 shall not be applicable to:

(a) the issuance of Units as a dividend or distribution to all or substantially all holders of Units, or a subdivision or combination of Units or a reclassification of (or similar action with respect to) Units into a greater or lesser number of Units;

(b) subject to compliance with Section 3.1.2, the issuance of Series C Units to employees, consultants and contractors of the Company for compensatory purposes;

(c) the issuance of Units upon the exercise or exchange of Convertible Securities;

(d) the issuance of Units or other equity interests in the Company in a Qualified IPO;

(e) the issuance of Units pursuant to Section 3.1.4(a); and

(f) the issuance of Units to the selling parties in a bona fide business acquisition by the Company or any of its subsidiaries, whether by merger, consolidation, sale of assets, sale or exchange of equity or otherwise, each as approved by the Board.

3.2 Identity of the Members. The names and addresses of the Members and their respective Capital Contributions, number of Units and Percentage Interests as of the Effective Date are set forth in Schedule A hereto, which shall be maintained with the records of the Company at the Company’s principal office, and such Schedule A is hereby incorporated by reference and made a part of this Agreement. The Board shall amend and revise Schedule A from time to time to accurately reflect the admission or substitution of Members, the withdrawal of any Members, any transfers of Units, issuances of additional Units or additional Capital Contributions (including any changes to the number of Units held by Members and the change in Percentage Interest as a consequence thereof), in each case in accordance with, and subject to the terms and conditions of, this Agreement. However, any amendment or revision to Schedule A made to reflect an action taken in accordance with this Agreement shall not be deemed an amendment to this Agreement. Upon the request of any Member (other than a holder of Series C Units), the Company shall promptly provide such Member with an accurate and updated copy of Schedule A.

3.3 Admission of Additional Members.

3.3.1 Except as otherwise provided in this Agreement, the Board may, without Member Consent, admit from time to time one or more additional Members to the Company where such Person acquires Units in accordance with the terms and conditions of this Agreement (each an “Additional Member”).

3.3.2 Upon the admission of a Person as an Additional Member, (i) each such Person shall, by executing this Agreement or such other subscription documents as the Board determines in its sole discretion, agree to become a Member and to be bound to the terms of this Agreement; (ii) each such Person shall pay to the Company as its Capital Contribution the amount set forth on Schedule A hereto attached hereto as revised; and (iii) the Board shall amend Schedule A to reflect the name, address, and number of Units of the Additional Member and Percentage Interest of each Member.

3.4 Limited Liability of Members. Except as expressly set forth in this Agreement or otherwise required by law, no Member shall be personally liable for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise.

3.5 Other Activities. The Members acknowledge and agree that, subject to the terms of this Agreement and any employment or consulting agreement entered into between the Company and a Member or its Affiliates or its or their respective officers, directors, shareholders, partners, members, managers, agents or employees:

3.5.1 Each Member and its Affiliates and its and their respective officers, directors, shareholders, partners, members, managers, agents and employees may engage or invest in, independently or with others, any business activity of any type or description (including activities that might be the same as or similar to the business of the Company or any of its controlled Affiliates), and neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom;

3.5.2 No Member nor any of its Affiliates nor any of its or their respective officers, directors, shareholders, partners, members, managers, agents or employees shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company, and the doctrine of corporate opportunity or any analogous doctrine shall not apply to any of the Company’s Members or Affiliates or their respective officers, directors, shareholders, partners, members, managers, agents or employees; and

3.5.3 Each Member and its Affiliates and its and their respective officers, directors, shareholders, partners, members, managers, agents and employees shall have the right to hold any investment opportunity or prospective economic advantage for its own account or to recommend such opportunity to Persons other than the Company.

3.6 Transactions With The Company. Subject to any limitations set forth in this Agreement, including without limitation Sections 6.4 and 6.6, and with the prior approval of the Board, each Member and its Affiliates and its and their respective officers, directors, shareholders, partners, members, managers, agents and employees may lend money to and transact other business with the Company. Subject to other applicable law, such Member or such other Person shall have the same rights and obligations with respect thereto as a Person who is not a Member.

3.7 Remuneration To Members. Except as otherwise specifically provided in this Agreement or any other agreements entered into between the Company and a Member in accordance with the terms hereof, including without limitation Sections 6.4 and 6.6, no Member is entitled to remuneration for acting in the Company business.

3.8 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement and the Act. The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company unless and then only to the extent that (i) this Agreement shall expressly provide therefor, (ii) such approval or consent shall be required by non-waiveable provisions of the Act or (iii) the Board shall have determined in its sole discretion that obtaining such approval or consent would be appropriate or desirable. No Members, as such, shall have the power to bind the Company.

3.9 Voting; Meetings. Each outstanding Series A Unit, Series B Unit, Series D Unit, Series E Unit, Series F Unit, Series G Unit and Series H Unit shall be entitled to one vote on each matter submitted to a vote of the Members. Except as otherwise specifically provided in this Agreement, all actions required or permitted to be taken hereunder by the Members shall be deemed approved if agreed or consented to by Member Consent. Except as otherwise provided in this Agreement, the Members entitled to vote shall vote together as a single class on all matters on which they are entitled to vote (it being acknowledged and agreed that, notwithstanding any other provision of this Agreement to the contrary, the Series C Units shall be non-voting Units for all purposes of this Agreement and, accordingly, holders of Series C Units shall not be entitled to any voting rights in respect of their Series C Units and shall not be entitled or permitted to vote in respect of their Series C Units on any matters required or permitted to be voted upon by any of the Members). For the avoidance of doubt: (a) no Members other than the Series B Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series B Members pursuant to the terms of this Agreement or under applicable law; (b) no Members other than the Series D Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series D Members pursuant to the terms of this Agreement or under applicable law; (c) no Members other than the Series E Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series E Members pursuant to the terms of this Agreement or under applicable law; (d) no Members other than the Series F Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series F Members pursuant to the terms of this Agreement or under applicable law; (e) no Members other than the Series G Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series G Members pursuant to the terms of this Agreement or under applicable law; and (f) no Members other than the Series H Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series H Members pursuant to the terms of this Agreement or under applicable law. The Company shall provide written notice to all Members (other than Members who do not hold Units entitled to vote) of any meeting at which a vote will be held at least one (1) business day prior thereto. Meetings of the Members may only be called by the Board. Meetings may be held telephonically or through similar means so long as all Members attending such meeting are able to hear each other and speak to each other (and such attendance shall be deemed to be presence at a meeting for purposes of this Agreement). At any meeting of the Members, the presence, in person or by proxy, of Members holding a majority of the outstanding Units entitled to vote shall constitute a quorum. Any action permitted or required to be taken by the Members may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members required to approve such action. Within five (5) business days of taking of action by Members without a meeting by less than unanimous written consent, the Company shall provide written notice of the taking of such action to those Members entitled to vote in respect of such action who have not consented in writing to the taking of such action, which notice shall describe the actions taken in reasonable detail.

ARTICLE 4

CAPITAL CONTRIBUTIONS

4.1 Initial Contributions. In exchange for the Units set forth opposite each Member’s name on Schedule A, such Member has made a Capital Contribution to the Company which is hereby acknowledged by each of the parties hereto. Except as otherwise required by applicable law or, with respect to any Member as set forth in a separate agreement entered into by such Member, no Member shall be obligated to make additional Capital Contributions to the Company.

4.2 Additional Contributions. Subject to the other terms of this Agreement, the Board may permit or request, but not require, that additional Capital Contributions be made to the Company (“Additional Contributions”). Subject to the other terms of this Agreement, the Board shall amend Schedule A to reflect any Additional Contributions, the issuance of the additional Units and the change in Percentage Interests pursuant thereto.

4.3 No Liability for Repayment of Capital; Priorities. Except as expressly provided in this Agreement, (i) no specific time has been agreed upon for the repayment of the Capital Contribution of any Member, (ii) no Member shall have a right to withdraw any capital contributed to the Company, (iii) no Member shall be entitled to receive any distribution from the Company, (iv) no Member shall have the right to demand or receive property other than cash in return for its Capital Contribution, nor shall any Member have priority over any other Member either as to the return of its Capital Contribution or as to profits, losses or distributions, (v) the Directors shall not be personally liable for the return of all or any part of the Capital Contributions of the Members, (vi) no Member shall be liable for, or required to restore, any deficit in such Member’s Capital Account and (vii) no Member shall be entitled to interest on its Capital Contribution.

ARTICLE 5

DISTRIBUTIONS

5.1 Non-Liquidating Distributions.

5.1.1 Available Cash shall be distributed to the Members at such times as the Board shall determine in its sole discretion. All distributions of Available Cash during any Fiscal Year shall be made to the Members in accordance with the following priority:

(a) First, but only prior to the earlier of a Qualified IPO and a Liquidity Event, to Verizon, Celgene (or any of Celgene’s Permitted Transferees who have acquired Series B Units from Celgene), BlackBerry (or any of BlackBerry’s Permitted Transferees who have acquired Series D Units from BlackBerry), NHealth (or any of NHealth’s Permitted Transferees who have acquired Series E Units from NHealth), KHealth (or any of KHealth’s Permitted Transferees who have acquired Series F Units from KHealth), Allscripts (or any of Allscripts’ Permitted Transferees who have acquired Series G Units from Allscripts) and the 3BE Members (or any of the 3BE Members’ Permitted Transferees who have acquired Series H Units from the 3BE Members) until the Preferred Return is reduced to zero (pro rata to each based on the number of Series B Units, Series D Units, Series E Units, Series F Units, Series G Units and Series H Units held), until the Preferred Return is reduced to zero; and

(b) Thereafter, to the Members on a pro rata basis in accordance with their respective Percentage Interests as in effect at the date of distribution.

Series C Members subject to a Hurdle Amount shall not be entitled to receive any distributions pursuant to this Section 5.1.1 in respect of their Series C Units unless and until the aggregate distributions by the Company in respect of all Units entitled to distributions (other than distributions in respect of Series C Units with higher Hurdle Amounts) exceeds the Hurdle Amount applicable to such Series C Units. After all other Units have received such applicable Hurdle Amount, such a Series C Member shall be entitled to receive his or her Percentage Interest of such excess distributions in accordance with this Section 5.1.1. Except for Tax Distributions, no distributions shall be made with respect to any Series C Units that are non-vested and instead, such distributions shall be held by the Company until such Series C Units are vested and then distributed to such Series C Member, as applicable. If any Series C Units are forfeited, then such amount shall be also forfeited and retained by the Company.

5.1.2 Notwithstanding Section 5.1.1 above, in the event of a Capital Transaction, all Capital Proceeds from such Capital Transaction shall be distributed by the Company to the Members in accordance with Section 10.4 below.

5.1.3 In the event that the Board determines to make any distributions of property to the Members in kind, such property shall be valued at its fair market value (as reasonably determined in good faith by the Board and with the approval of Verizon, so long as Verizon holds the Minimum Series B Units, the approval of NHealth, so long as NHealth holds the Minimum Series E Units and the approval of Allscripts, so long as Allscripts holds the Minimum Series G Units such approval not to be unreasonably withheld, and the Capital Accounts of the Members shall be adjusted as provided in Treasury Regulations Section 1.704 -1(b)(2)(iv)(e). Any distributions to be made in kind shall be made in the same proportions as a like amount of Available Cash would have been distributed pursuant to Section 5.1.1 or Capital Proceeds would have been distributed pursuant to Section 10.4.

Notwithstanding Section 5.1.1, but subject to Section 10.4, the Board may, in its reasonable discretion, cause the Company to distribute to each Member in cash following the close of each calendar quarter an amount (a “Tax Distribution”) up to and in proportion to an amount with respect to each Member equal to the excess of: (a) the product of (i) the highest combined federal and state income tax rate (expressed as a percentage) applicable to any individual taxpayer resident in the State of California (but taking into account an assumed full deductibility of all state taxes for U.S. federal income tax purposes by such individual) and (ii) the amount of Profit of the Company allocable to such Member pursuant to Section 7.2 with respect to such quarter, minus (b) the aggregate amount of all distributions actually made to such Member provided for in Section 5.1.1 or Section 10.4 with respect to such fiscal quarter. Tax Distributions made to any Member shall reduce, dollar for dollar, the amount of any subsequent distributions to which such Member would otherwise be entitled pursuant to Section 5.1.1 and Section 10.4, so that the cumulative amounts distributed to the Members will be the same as if no Tax Distributions had been made.

5.2 Limitations. Notwithstanding any other provision of this Agreement, the Company shall not make a distribution to any Member to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their Units and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property of the Company that is subject to a liability for which the recourse of creditors is limited shall be included in the assets only to the extent that the fair value of that property exceeds that liability. Members who receive a distribution in violation of this subsection, and who had actual knowledge at the time of the distribution that the distribution violated this subsection, shall be liable to return to the Company the amount of the distribution. A Member who receives a distribution in violation of this subsection, and who did not have actual knowledge at the time of the distribution that the distribution violated this subsection, shall not be liable for the amount of the distribution.

5.3 Withholding of Tax.

5.3.1 The Company shall withhold taxes from distributions of cash or property to, and allocations among, the Members and shall timely and properly remit such withheld amounts to the appropriate governmental authority to the extent required by law (as determined by the Board in its sole discretion). Except as otherwise provided in this Section 5.3, any amount so withheld and so remitted by the Company with respect to a Member shall be treated for purposes of this Agreement as an amount actually distributed to such Member pursuant to Section 5.1.1. An amount shall be considered withheld by the Company if and at the time such amount is remitted to a governmental agency without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates; provided, that an amount actually withheld from a specific distribution or designated by the Board as withheld from a specific allocation (including any allocations made in connection with compliance with quarterly or other withholding requirements) shall be treated as if distributed at the time such distribution or allocation occurs (provided that such withheld amounts are remitted by the Company to the applicable governmental authorities pursuant to applicable law requiring such amounts to be so withheld and remitted). To the extent that the aggregate of such payments with respect to a Member for any period exceeds the distributions to which such Member is entitled for such period, the Board shall notify such Member as to the amount of such excess and such Member shall make a prompt payment to the Company of such amount. The Company shall request appropriate forms from Members as appropriate to eliminate or minimize any such withholding.

5.3.2 In the event that the Board determines that the Company lacks sufficient Available Cash to pay withholding taxes in respect of a Member, the Board shall notify such Member as to the amount of such deficiency and such Member shall make a prompt payment to the Company of such amount (which payment of cash shall not be deemed a Capital Contribution for purposes hereof). If such Member does not make such prompt payment, the Board may request that another Member make a loan to the Company to enable the Company to pay such taxes. Any such loan shall be with full recourse to the Company and shall bear interest at the rate of five percent (5%). Notwithstanding any provision of the Agreement to the contrary, any loan (including interest accrued thereon) made to the Company by a Member pursuant to this Section 5.3.2 shall be repaid as promptly as is reasonably possible.

5.3.3 Each Member hereby agrees to indemnify the Company and the other Members for any liability that the Company or such other Members may incur for the Company’s failure to properly withhold taxes in respect of such Member (except to the extent that such taxes and any other amounts result from the Company’s failure to timely and properly remit such withheld amounts for the appropriate governmental authority or otherwise result from the Company’s gross negligence or willful misconduct). Moreover, each Member hereby agrees that, neither the Company nor any other Member shall be liable for any excess taxes withheld in respect of such Member’s interest in the Company and that, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.

5.3.4 Any taxes withheld by third parties from payments to the Company shall be treated as if withheld by the Company for purposes of this Section 5.3. Such withholding shall be deemed to have been made in respect of all the Members in proportion to their respective allocable shares under Article 7 of the underlying items of Profit to which such third party withholdings are attributable, except to the extent that particular Members establish to the satisfaction of the Board (and if necessary, the payor) that they are entitled to a reduced or eliminated rate of withholding tax pursuant to the provisions of an applicable income tax treaty or otherwise, in which case the Board shall use its reasonable best efforts to take into account the varying situations and status of the Members. The Board shall deem such withholding to be made on behalf of the Members taking into account with respect to each Member any reduction in or exemption from such taxes that occurs by reason of such Partner’s status pursuant to an applicable tax treaty or otherwise and shall treat any amounts withheld by third parties as an amount actually distributed pursuant to Section 5.1.1 to the Members the status of which led to any such withholding. The intent of this Section 5.3.4 is to have the burden of taxes withheld at the source (and other related amounts) borne by those Members to which such withholding taxes (and other related amounts) are attributable to the maximum extent possible. In the event that the Company receives a refund of taxes previously withheld by a third party from one or more payments to the Company, the economic benefit of such refund shall be apportioned among the Members at such time as the Board may determine in a manner reasonably determined by the Board to offset the prior operation of this Section 5.3.4 in respect of such previously withheld taxes.

ARTICLE 6

MANAGEMENT AND CONTROL OF THE COMPANY

6.1 Board of Directors. Subject to the terms and conditions of this Agreement, the business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised by or under the direction of the Company’s board of directors (the “Board”). The Members hereby designate the Board as the managers (within the meaning of Act) of the Company, with exclusive rights and responsibilities to direct the business of the Company. The Board shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers under the laws of the State of Delaware. Except as otherwise set forth in this Agreement, the Members, other than as they may act by and through the Board, shall take no part in the management of the business and affairs of the Company, shall transact no business for the Company and shall have no power to act for or bind the Company, in each case other than as specifically delegated by the Board.

6.2 Election of Board Members.

6.2.1 Number, Appointment, Removal and Resignation; Observers.

(a) The Board shall initially consist of seven (7) directors (each, a “Director”).

(b) The Series A Members shall be entitled to appoint six (6) Directors (each, a “Series A Director”) and Verizon shall be entitled to appoint one Director (the “Verizon Director”). Each Director shall be entitled to one vote for any action taken by the Board; except that if the Series A Members have appointed fewer Directors than they are entitled to appoint under this Agreement, then for any action taken by the Board, the Series A Director(s) shall be entitled to cast an aggregate number of votes equal to the number of Directors that the Series A Members are entitled to appoint (i.e., six). For example, if the Series A Members only appoint two (2) Directors, then those two Series A Directors shall be entitled to an aggregate of six (6) votes for any action taken by the Board. The initial Series A Director shall be Patrick Soon-Shiong. The initial Verizon Director shall be Carlos Cesta. The Verizon Director shall be entitled to serve on each committee of the Board.

(c) Each Member entitled to appoint a Director shall notify the Company of the name, business address and business telephone and facsimile numbers of each Director(s) designated by such Member. Each appointment by a Member of a Director shall remain in effect until the Member making such appointment notifies the Company of a change in such appointment. Each Member entitled to appoint a Director shall promptly notify the Company of any change in such Member’s contact information.

(d) Each Director may be removed as such, with or without cause, and his or her successor may be designated by the Member entitled to designate such Director as set forth in this Section 6.2.1; provided that the Verizon Director may only be removed by Verizon.

(e) Any Director may resign at any time by giving written notice to the Members and remaining Directors without prejudice to the rights, if any, of the Company under any contract to which the resigning Director is a party. The resignation of any Director shall take effect upon receipt of that notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. If a vacancy occurs on the Board, the vacancy shall be filled by the designation of the Member entitled to designate such Director as set forth in this Section 6.2.1.

(f) The resignation or removal of a Director shall not invalidate any act of such Board member taken before the giving of such written notice of the removal or resignation of such Director.

(g) Each of Verizon (in lieu of appointing the Verizon Director), Celgene, BlackBerry, NHealth, KHealth, Allscripts and the 3BE Members (acting collectively to appoint a single representative) shall have the right to designate a representative (the “Board Observer”) to attend, strictly as an observer, all meetings of the Board (or committees thereof) (it being agreed and acknowledged that the Board Observer will have no power or authority to act or vote at such meetings). The Company shall provide the Board Observer with notice of all meetings of, and all information delivered to, the members of the Board and any committee thereof, including all consents, minutes and other materials, financial or otherwise, which the Company provides to the Board; provided, that Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or any portion thereof if access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets or particularly sensitive confidential information relating to a telecommunications service provider (including a Carrier) with whom Verizon then competes in the United States. Such Board Observer shall agree to hold in confidence all such information provided. Notwithstanding anything to the contrary in this Agreement, such Board Observer may use any learning, skills, ideas, concepts, techniques, know-how, and information retained in intangible form in the unaided memory of such Board Observer (collectively, “Residual Information”) for any purpose; provided that such learning, skills, ideas, concepts, techniques, know-how, and information was not intentionally memorized for the purpose of retaining and subsequently using them outside of the purposes contemplated by this Agreement. For the avoidance of doubt, nothing contained in the preceding sentence (i) gives a Board Observer the right to publish or otherwise disclose or use the tangible source of any Residual Information for any purpose other than as provided for in this Agreement or (ii) grants a license to any intellectual property. Verizon’s rights to appoint and maintain a Verizon Director shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as Verizon no longer holds at least a three percent (3%) equity stake in the Company on a fully-diluted basis. Verizon’s rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as Verizon no longer holds at least the Minimum Series B Units. Celgene’s rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as Celgene no longer holds at least the Minimum Series B Units. BlackBerry’s rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as BlackBerry no longer holds at least the Minimum Series D Units. NHealth’s rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as NHealth no longer holds at least the Minimum Series E Units. KHealth’s rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as KHealth no longer holds at least the Minimum Series F Units. Allscripts’ rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as Allscripts no longer holds at least the Minimum Series G Units. The rights of the 3BE Members to collectively appoint and maintain a single Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as the 3BE Members no longer hold, on a combined basis, at least the Minimum Series H Units.

(h) The Company shall reimburse each Director (and the Board Observers if applicable) for all reasonable and documented out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or Board committee meetings or any other activities (e.g., meetings, trade shows) as requested and approved in advance by the Company.

6.3 Powers of the Board. Without limiting the generality of Section 6.1, and subject to the limitations set forth in this Agreement, the Board shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Company, including, without limitation, the power to exercise on behalf and in the name of the Company all of the powers described in Section 18-402 of the Act, including, without limitation, the power:

6.3.1 To sell, exchange, lease, or otherwise dispose of property and assets owned by the Company, or any part thereof, or any interest therein;

6.3.2 To borrow money from any party, including any Member and its Affiliates, issue evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend, or change the terms of, or extend the time for the payment of any indebtedness or obligation of the Company, and secure such indebtedness by mortgage, deed of trust, pledge, security interest, or other lien on Company assets;

6.3.3 To sue on, defend, or compromise any and all claims or liabilities in favor of or against the Company; and to submit any or all such claims or liabilities to arbitration;

6.3.4 To convert the form of the Company’s organization into a corporation or other business form in connection with a Qualified IPO or otherwise;

6.3.5 To employ from time to time, at the expense of the Company, on such terms and for such compensation as the Board may determine, but subject to this Agreement, Persons to render services to the Company as needed throughout the world, including without limitation, accountants and attorneys (who may also act as such for the Members or any of their Affiliates);

6.3.6 To pay or cause to be paid all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Company, or in connection with the management thereof, including, without limitation, such expenses and charges for the services throughout the world of the Company employees, accountants, attorneys, and other agents or independent contractors, and such other expenses and charges as the Board deems necessary or advisable to incur;

6.3.7 To deposit Company funds in certificates of deposit, checking accounts, bank savings accounts and money market accounts as the Board shall determine or as permitted under Section 9.4;

6.3.8 To establish and maintain the books and records of the Company in accordance with Section 9.1;

6.3.9 To perform all normal business functions, and otherwise operate and manage the business and affairs of the Company wherever located in the world, in accordance with and as limited by this Agreement;

6.3.10 To prepare and file all tax returns and other documentation required to be filed with governmental authorities, including, without limitation, those described in Sections 9.2 and 9.7;

6.3.11 Subject to Section 9.7.1, to direct the Tax Matters Member to make elections for foreign, federal, state, and local tax purposes, including without limitation any election permitted by applicable law to (i) adjust the basis of Company Property pursuant to Code Section 754, 734(b), and/or 743(b), and/or comparable provisions of state or local law in connection with transfers of interests in the Company or with Company distributions; and (ii) extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the Company’s federal, state, or local tax returns;

6.3.12 To enter into, make and perform any contracts, agreements and other undertakings as may be deemed necessary or advisable for the conduct of the business of the Company throughout the world, and do any act or execute any document on behalf of the Company as the Board may deem necessary, convenient, incidental or appropriate to the furtherance of the business of the Company; and

6.3.13 To take any action not specifically limited hereby that is not inconsistent with the purposes of the Company.

6.4 Verizon Approval Rights. So long as Verizon holds at least the Minimum Series B Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, without the prior written consent of Verizon:

6.4.1 Engage in any principal business other than the Nant Health Business;

6.4.2 Incur indebtedness, including any guarantees of any indebtedness of any Person, in excess of $25.0 million individually or in the aggregate;

6.4.3 Make any investment in or acquisition of Persons, businesses or assets that are outside of the scope of operation and business purpose of the Company (other than any such investments or acquisitions with a purchase price of less than $10.0 million individually and in the aggregate in any calendar year);

6.4.4 Enter into any material transaction with Affiliates, including NantWorks and any subsidiary or Affiliate thereof, except (i) in the case of a transaction with consideration or expenditures of $5.0 million or less, the Board has determined in good faith that such transaction is fair to the Company or (ii) in the case of a transaction with consideration or expenditures in excess of $5.0 million, the Board demonstrates to the reasonable satisfaction of Verizon that such transaction is on arms’ length terms; or

6.4.5 Alter or change the rights, preferences or privileges of the Series B Units so as to adversely affect such Series B Units.

Notwithstanding anything to the contrary contained in Section 6.4.5, Verizon agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series B Units will not be deemed to require the consent of Verizon under Section 6.4.5 solely as a result of such security having rights, preferences or privileges senior to the Series B Units. The rights granted pursuant to this Section 6.4 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.5 Notification Rights. Notwithstanding anything to the contrary in this Agreement, so long as Verizon holds at least the Minimum Series B Units, Celgene holds at least the Minimum Series B Units, BlackBerry holds at least the Minimum Series D Units, NHealth holds at least the Minimum Series E Units, KHealth holds at least the Minimum Series F Units, Blackstone holds at least the Minimum Series A Units, Allscripts holds at least the Minimum Series G Units or the 3BE Members holds, on a combined basis, at least the Minimum Series H Units, the Company shall notify Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each of the 3BE Members, respectively, within ten (10) business days after the Company:

6.5.1 Approves an annual budget (and makes any material amendment to such annual budget or the business plan);

6.5.2 Makes or incurs, or commits to make or incur, any material capital expenditure not expressly contemplated by the annual budget;

6.5.3 Makes investments in or acquisitions or divestitures of Persons, businesses or assets with a value of more than $10.0 million;

6.5.4 Enters into any agreement with respect to a Liquidity Event, grants an exclusive license to all or substantially all of the Company’s intellectual property or appoints a Liquidating Person; or

6.5.5 Without limiting Section 11.14, materially amends this Agreement or the Certificate of Formation.

The rights granted pursuant to this Section 6.5 shall terminate immediately prior to, and shall not apply to, a Qualified IPO. The rights granted pursuant to this Section 6.5 shall terminate upon a Liquidity Event.

6.6 Celgene Approval Rights. So long as Celgene holds at least the Minimum Series B Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of Celgene:

6.6.1 Alter or change the rights, preferences or privileges of the Series B Units so as to adversely affect such Series B Units; or

6.6.2 Purchase or redeem any Units, other than (a) in connection with a Liquidation Event or Qualified IPO, (b) in connection with the repurchase of Series C Units issued to or held by employees, consultants or contractors of the Company at a price not greater than the then current fair market value for such Series C Units upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and (c) repurchases determined by the Board in good faith to be in the best interests of the Company in an amount not to exceed $5.0 million in any 12 month period;

Notwithstanding anything to the contrary contained in Section 6.6.1, Celgene agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series B Units will not be deemed to require the consent of Celgene under Section 6.6.1 solely as a result of such security having rights, preferences or privileges senior to the Series B Units. The rights granted pursuant to this Section 6.6 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.7 BlackBerry Approval Right. So long as BlackBerry holds at least the Minimum Series D Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of BlackBerry, alter or change the rights, preferences or privileges of the Series D Units so as to adversely affect such Series D Units. Notwithstanding anything to the contrary contained in Section 6.7, BlackBerry agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series D Units will not be deemed to require the consent of BlackBerry under Section 6.7 solely as a result of such security having rights, preferences or privileges senior to the Series D Units. The rights granted pursuant to this Section 6.7 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.8 NHealth Approval Rights. So long as NHealth holds at least the Minimum Series E Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of NHealth:

6.8.1 Engage in any principal business other than the Nant Health Business;

6.8.2 Incur indebtedness, including any guarantees of any indebtedness of any Person, in excess of $25.0 million individually or in the aggregate;

6.8.3 Make any investment in or acquisition of Persons, businesses or assets that are outside of the scope of operation and business purpose of the Company (other than any such investments or acquisitions with a purchase price of less than $10.0 million individually and in the aggregate in any calendar year);

6.8.4 Enter into any material transaction with Affiliates, including NantWorks and any subsidiary or Affiliate thereof, except (i) in the case of a transaction with consideration or expenditures of $5.0 million or less, the Board has determined in good faith that such transaction is fair to the Company or (ii) in the case of a transaction with consideration or expenditures in excess of $5.0 million, the Board demonstrates to the reasonable satisfaction of NHealth that such transaction is on arms’ length terms;

6.8.5 Purchase or redeem any Units, other than (a) in connection with a Liquidation Event or Qualified IPO, (b) in connection with the repurchase of Series C Units issued to or held by employees, consultants or contractors of the Company at a price not greater than the then current fair market value for such Series C Units upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and (c) repurchases determined by the Board in good faith to be in the best interests of the Company in an amount not to exceed $5.0 million in any 12 month period; or

6.8.6 Alter or change the rights, preferences or privileges of the Series E Units so as to adversely affect such Series E Units.

Notwithstanding anything to the contrary contained in Section 6.8, NHealth agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series E Units will not be deemed to require the consent of NHealth under Section 6.8 solely as a result of such security having rights, preferences or privileges senior to the Series E Units. Notwithstanding any other provision of this Agreement to the contrary, if any Person purchases any class or series of Units or Membership Interests such that the aggregate purchase price paid by such Person for all of its Units or Membership Interests is equal to or less than the aggregate purchase price paid by NHealth for all of its Series E Units, and such Person receives any approval rights in respect of its Units or Membership Interest that NHealth does not enjoy in respect of its Series E Units, then NHealth shall automatically, without any further action of the Board or any Member, be entitled to such approval rights in respect of its Series E Units. The rights granted pursuant to this Section 6.8 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.9 KHealth Approval Rights. So long as KHealth holds at least the Minimum Series F Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of KHealth:

6.9.1 Engage in any principal business other than the Nant Health Business;

6.9.2 Incur indebtedness, including any guarantees of any indebtedness of any Person, in excess of $25.0 million individually or in the aggregate;

6.9.3 Make any investment in or acquisition of Persons, businesses or assets that are outside of the scope of operation and business purpose of the Company (other than any such investments or acquisitions with a purchase price of less than $10.0 million individually and in the aggregate in any calendar year);

6.9.4 Enter into any material transaction with Affiliates, including NantWorks and any subsidiary or Affiliate thereof, except (i) in the case of a transaction with consideration or expenditures of $5.0 million or less, the Board has determined in good faith that such transaction is fair to the Company or (ii) in the case of a transaction with consideration or expenditures in excess of $5.0 million, the Board demonstrates to the reasonable satisfaction of KHealth that such transaction is on arms’ length terms;

6.9.5 Purchase or redeem any Units, other than (a) in connection with a Liquidation Event or Qualified IPO, (b) in connection with the repurchase of Series C Units issued to or held by employees, consultants or contractors of the Company at a price not greater than the then current fair market value for such Series C Units upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and (c) repurchases determined by the Board in good faith to be in the best interests of the Company in an amount not to exceed $5.0 million in any 12 month period; or

6.9.6 Alter or change the rights, preferences or privileges of the Series F Units so as to adversely affect such Series F Units.

Notwithstanding anything to the contrary contained in Section 6.9, KHealth agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series F Units will not be deemed to require the consent of KHealth under Section 6.9 solely as a result of such security having rights, preferences or privileges senior to the Series F Units. Notwithstanding any other provision of this Agreement to the contrary, if any Person purchases any class or series of Units or Membership Interests such that the aggregate purchase price paid by such Person for all of its Units or Membership Interests is equal to or less than the aggregate purchase price paid by KHealth for all of its Series F Units, and such Person receives any approval rights in respect of its Units or Membership Interest that KHealth does not enjoy in respect of its Series F Units, then KHealth shall automatically, without any further action of the Board or any Member, be entitled to such approval rights in respect of its Series F Units. The rights granted pursuant to this Section 6.9 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.10 Allscripts Approval Rights. So long as Allscripts holds at least the Minimum Series G Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of Allscripts:

6.10.1 Engage in any principal business other than the Nant Health Business;

6.10.2 Incur indebtedness, including any guarantees of any indebtedness of any Person, in excess of $25.0 million individually or in the aggregate;

6.10.3 Make any investment in or acquisition of Persons, businesses or assets that are outside of the scope of operation and business purpose of the Company (other than any such investments or acquisitions with a purchase price of less than $10.0 million individually and in the aggregate in any calendar year);

6.10.4 Enter into any material transaction with Affiliates (which material transaction includes, for the avoidance of doubt, entering into any agreement or any amendment, modification or waiver thereof), including NantWorks and any subsidiary or Affiliate thereof, except (i) in the case of a transaction with consideration or expenditures of $5.0 million or less, the Board has determined in good faith that such transaction is fair to the Company or (ii) in the case of a transaction with consideration or expenditures in excess of $5.0 million, the Board demonstrates to the reasonable satisfaction of Allscripts that such transaction is on arms’ length terms;

6.10.5 Purchase or redeem any Units, other than (a) in connection with a Liquidation Event or Qualified IPO, (b) in connection with the repurchase of Series C Units issued to or held by employees, consultants or contractors of the Company at a price not greater than the then current fair market value for such Series C Units upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and (c) repurchases determined by the Board in good faith to be in the best interests of the Company in an amount not to exceed $5.0 million in any 12 month period; or

6.10.6 Alter or change the rights, preferences or privileges of the Series G Units so as to adversely affect such Series G Units.

6.11 Notwithstanding anything to the contrary contained in Section 6.10, Allscripts agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series G Units will not be deemed to require the consent of Allscripts under Section 6.10 solely as a result of such security having rights, preferences or privileges senior to the Series G Units. Notwithstanding any other provision of this Agreement to the contrary, if any Person purchases any class or series of Units or Membership Interests such that the aggregate purchase price paid by such Person for all of its Units or Membership Interests is equal to or less than the aggregate purchase price paid by Allscripts for all of its Series G Units, and such Person receives any approval rights in respect of its Units or Membership Interest that Allscripts does not enjoy in respect of its Series G Units, then Allscripts shall automatically, without any further action of the Board or any Member, be entitled to such approval rights in respect of its Series G Units. The rights granted pursuant to this Section 6.10 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event. 3BE Members Approval Right. So long as the 3BE Members hold, on a combined basis, at least the Minimum Series H Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of each of the 3BE Members, alter or change the rights, preferences or privileges of the Series H Units so as to adversely affect such Series H Units. Notwithstanding anything to the contrary contained in Section 6.11, each of the 3BE Members agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series H Units will not be deemed to require the consent of any of the 3BE Members under Section 6.11 solely as a result of such security having rights, preferences or privileges senior to the Series H Units. The rights granted pursuant to this Section 6.11 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.12 Liquidity Event. Prior to a Qualified IPO, without the approval of (a) Verizon (so long as Verizon holds at least the Minimum Series B Units) or of the holders of a majority of the Series B Units (if Verizon no longer holds at least the Minimum Series B Units), (b) the holders of a majority of the Series D Units, (c) the holders of a majority of the Series E Units, (d) the holders of a majority of the Series F Units and (e) the holders of a majority of the Series G Units, neither the Company nor NantWorks or any of its Affiliates or Permitted Transferees shall effect any Liquidity Event unless the Series B Members, Series D Members, Series E Members, Series F Members and Series G Members shall receive pursuant to such Liquidity Event proceeds allocated to the Series B Members, Series D Members, Series E Members, Series F Members and Series G Members in a manner that complies with the amount such Members would be entitled to receive if such proceeds of such Liquidity Event had been distributed as Capital Proceeds in accordance with Section 10.4.2.

6.13 Actions by the Board.

6.13.1 Meetings. Regular meetings of the Board shall be held at such times and places as are fixed by the Board. Special meetings of the Board may be held at any time whenever called by any Director. Notice of the time and place of meetings shall be delivered personally to each Director and Board Observer or communicated to each Director and Board Observer by registered mail, facsimile or electronic mail message at least two (2) business days prior to the time of the holding of the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not properly called or convened.

6.13.2 Actions at Meetings. Unless otherwise provided in this Agreement, at any meeting of the Board, the presence, in person or by proxy, of Persons holding a majority of the votes of all Directors shall constitute a quorum for the transaction of business. A Director entitled to vote at any meeting of the Board may authorize another Person, including another Director, to act in place of that Director by proxy. In the event that at any time there is a vacancy on the Board, the Member, if any, then entitled (acting by itself) to fill that vacancy hereunder shall be entitled to delegate to one of its designees on the Board the right to take the actions (including being present for quorum purposes and voting) that could be taken by a Director who would fill such vacancy. Directors may participate in a meeting through use of conference telephone, electronic video screen communication or other communications equipment. If a quorum shall not be present at any meeting of the Board, the Directors present may adjourn and reconvene the meeting from time to time, until a quorum shall be present. At any meeting of the Board, any action taken by the Board shall require the approval of Directors holding a majority of the votes present, in person or by proxy, at such meeting. Except as otherwise provided by Section 6.2.1(b), each Director shall be entitled to one (1) vote.

6.13.3 Actions without a Meeting. The Board may act by written consent in lieu of a meeting in accordance with Section 18-404 of the Act; provided, that, prompt written notice of any such act is provided to each Director not executing such written consent and to each Board Observer.

6.14 Officers. The Board may appoint one or more officers to be responsible for the day-to-day operation of the business of the Company, which officers shall have such duties and responsibilities as may be delegated by the Board consistent with the powers reserved to the Board hereunder. The officers shall serve at the pleasure of the Board, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties and hold such titles as determined from time to time by the Board. Any officer may be removed, either with or without cause, by the Board at any time. Any officer may resign at any time by giving written notice to the Board. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. The compensation of all officers and agents of the Company shall be fixed by a resolution of the Board.

6.15 Execution of Documents. Upon appropriate resolution by the Board, any document, agreement or instrument may be executed and delivered on behalf of the Company by the person or officer provided in such resolution, including any note or other evidence of indebtedness, security agreement, financing statements, or other instrument purporting to convey or encumber, in whole or in part, any or all of the assets of the Company, at any time held in its name, or any receipt or compromise or settlement agreement with respect to the accounts receivable and claims of the Company; and no other signature shall be required for any such instrument to be valid, binding, and enforceable against the Company in accordance with its terms. All persons may rely thereon and shall be exonerated from any and all liability if they deal with such officer on the basis of documents approved and executed on behalf of the Company or such officer.

6.16 Exculpation. No Indemnifiable Person shall have any liability or obligation to the Company or any Member arising out of or relating to any act or omission of such Indemnifiable Person (or of any other Indemnifiable Person) that is taken with the good faith belief that such action or omission was in or not opposed to the best interests of the Company. Except as otherwise expressly provided in this Agreement, no Indemnifiable Person shall have any duties or liabilities to the Company or any Member, whether or not such duties (including fiduciary duties) or liabilities otherwise arise or exist in law or in equity; and each Member hereby expressly waives any rights or remedies it may have with respect to such duties or liabilities. Notwithstanding the foregoing, any Member (or its controlling person) may take any action pursuant to the terms of this Agreement, or refrain from taking any action under this Agreement, in its sole and absolute discretion, considering such factors as it deems appropriate, including its own interest and the interest of or factors affecting the Company, in each case, if and to the extent it deems appropriate.

6.17 Indemnification.

6.17.1 For the purposes of this Section 6.17, (i) “proceeding” means any threatened, pending or completed claim, demand, action or proceeding, whether civil, criminal, administrative, legislative or investigative; and (ii) “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification under this Section 6.17.

6.17.2 Except as expressly provided in this Section 6.17, the Company shall, to the fullest and broadest extent permitted by the laws of the State of Delaware, indemnify and hold harmless any Indemnifiable Person against all losses, Damages, liabilities or expenses, of any kind or nature, incurred by it while acting (or omitting to act) in good faith on behalf of the Company or otherwise relating to the Company. Any indemnity under this Section 6.17.2 shall be provided out of and to the extent of the Company’s assets only, and no Member shall have any personal liability with respect to such indemnity. Without limiting the generality of the foregoing, but subject thereto, the Company hereby agrees to indemnify each Indemnifiable Person, and to save and hold him, her or it harmless, from and in respect of (i) all fees, costs and expenses incurred in connection with or resulting from any demand, claim, action or proceeding against such Indemnifiable Person or the Company which arises out of or in any way relates to the Company or its properties, business or affairs, and (ii) all such demands, claims, actions and proceedings and any losses or Damages resulting therefrom, including judgments, fines and amounts paid in settlement or compromise of any such demand, claim, action or proceeding. No indemnity in this Section 6.17 shall extend to conduct by an Indemnifiable Person with respect to the Company’s business which is determined by a court of competent jurisdiction to have not been taken with a good faith belief that such action was in or not opposed to the best interests of the Company.

6.17.3 The Company shall pay the expenses incurred by any Indemnifiable Person in connection with any proceedings in advance of the final disposition of such proceeding, upon receipt of an undertaking by such Indemnifiable Person to repay such payment if there shall be an adjudication or determination that such Indemnifiable Person is not entitled to indemnification as a result of Section 6.17.2. The Board shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Board deems appropriate in its business judgment. The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of this Section 6.17.3, shall not be deemed exclusive of any other rights to which any Person seeking indemnification or advancement of expenses may be entitled under any agreement (approved by the Board) or otherwise, both as to action in such Person’s capacity as an agent of the Company and as to action in another capacity while serving as an agent.

6.18 Insurance of Agents. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was a member of the Board, an officer of the Company, an employee or agent of the Company, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as a member of the Board, officer of the Company, an employee or agent of the Company whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 6.17 or under applicable law.

ARTICLE 7

CAPITAL ACCOUNTS AND ALLOCATIONS

7.1 Capital Accounts. A separate Capital Account shall be established and maintained for each Member in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv) and 1.704-2. As of the Effective Date, the Capital Account of each Member has been credited with the fair market value of such Member’s Capital Contribution to the Company as set forth on Schedule A attached hereto. The Board shall have the authority to revalue the Company’s assets and adjust the Members’ Capital Accounts in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g) and to make any other adjustments to the Members’ Capital Accounts that are necessary or appropriate in order to comply with such Treasury Regulations, including upon the issuance of Series C Units.

7.2 Allocations of Profits and Losses.

7.2.1 Except as otherwise provided in this Article 7, the Company’s Profits and Losses and, to the extent necessary, individual items of income, gain, loss or deduction, of the Company for any Fiscal Year or other portion thereof for which it is necessary to make allocations shall be allocated to the Members’ Capital Accounts in a manner such that, after giving effect to the special allocations set forth in this Article 7, the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that hypothetically would be made to such Member pursuant to Section 10.4 if the Company were dissolved and terminated, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Company were distributed in accordance with Section 10.4 to the Members, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of the Company’s assets.

7.2.2 The Board shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members such that, to the extent possible, a Member’s Capital Account balance shall equal, upon liquidation of the Company (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), the amount it is entitled to receive pursuant to Section 10.4.

7.3 Regulatory Allocations. The following special allocations shall be made in the following order:

7.3.1 Except as otherwise provided in Treasury Regulations Section 1.704 -2(f), notwithstanding any other provision of this Article 7, if there is a net decrease in Company Minimum Gain during any Fiscal Year (or other period for which it is necessary to make allocations hereunder), each Member shall be specially allocated items of Company income and gain for such Fiscal Year (or other period) (and, if necessary, subsequent Fiscal Years or periods) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704 -2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. This Section 7.3.1 is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

7.3.2 Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 7 (other than Section 7.3.1), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year (or other period for which it is necessary to make allocations hereunder), each Member who has a share of such Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such Fiscal Year (or other period) (and, if necessary, subsequent Fiscal Years or periods) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. This Section 7.3.2 is intended to comply with the minimum gain chargeback requirement set forth in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

7.3.3 Notwithstanding Section 7.2, Losses (and any item thereof or any other item in the nature of loss or deduction) shall not be allocated to a Member to the extent the allocation would cause such Member (hereinafter, a “Restricted Member”) to have an Adjusted Capital Account Deficit as of the end of such Fiscal Year (or other period), or would cause an existing Adjusted Capital Account Deficit of such Member to become more negative. Any item that may not be allocated to a Restricted Member because of the limitation set forth in this Section 7.3.3 shall instead be allocated to the other Member (or, if there are multiple other Members, then to and among all other Members who are not Restricted Members, to the extent possible in accordance with the relative Percentage Interests of such other Members), provided that such reallocation does not cause such other Member(s) to have an Adjusted Capital Account Deficit or cause an existing Adjusted Capital Account Deficit of such other Member(s) to become more negative. The limitation imposed by this Section 7.3.3 is intended to comply with Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

7.3.4 In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704 -1(b)(2)(ii)(d)(4), (5), or (6), items of the Company’s income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulations Section 1.704 -1(b)(2)(ii)(d), the Adjusted Capital Account Deficit of such Member as quickly as possible, provided, that an allocation pursuant to this Section 7.3.4 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made as if this Section 7.3.4 were not a part of this Agreement. This Section 7.3.4 is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations Section 1.704 -1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

7.3.5 Member Nonrecourse Deductions for any Fiscal Year or other applicable period shall be specially allocated to the Member that bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable (as determined under Treasury Regulations Section 1.704 -2(i)(1)).

7.3.6 Member Nonrecourse Deductions for any Fiscal Year or other applicable period shall be allocated to the Members in accordance with their respective Percentage Interests, unless the Board determines that another allocation is required by law.

7.3.7 The allocations provided in this Section 7.3 (collectively, the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704 -1(b)(2)(iv) and 1.704 -2. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 7.3.7. Accordingly, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), to the extent necessary to avoid any economic distortions which may result from application of the Regulatory Allocations, future items of income, gain, loss, expense and deduction shall be allocated as appropriate in the reasonable discretion of the Board in order to remedy any economic distortions that the Regulatory Allocations might otherwise cause, i.e., so that, to the extent possible, each Member’s Capital Account balance shall be equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not a part of this Agreement and all Company items were allocated pursuant to Section 7.2.

7.4 Other Allocation Rules.

7.4.1 Profits, Losses and other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article 7 as of the last day of each Fiscal Year; provided, that Profits, Losses and such other items shall also be allocated at such times as the Carrying Values of Company Properties are adjusted pursuant to this Agreement.

7.4.2 Allocations to Members whose interests vary during a year by reason of transfer, redemption, admission, capital contributions, or otherwise, shall be made as determined by the Board in accordance with permissible methods under Code Section 706.

7.4.3 In the event of forfeiture of any Series C Units, the Company shall conform to requirements of the Treasury Regulations with respect to allocations of Profits and Losses.

7.5 Tax Allocations.

7.5.1 Subject to Section 7.5.2, items of income, gain, loss, deduction and credit to be allocated for income tax purposes shall be allocated among the Members on the same basis as the corresponding “book” items are allocated as provided in Sections 7.2, 7.3 and 7.4.

7.5.2 If any Company Property is subject to Code Section 704(c) or is reflected in the Capital Accounts of the corresponding Members and on the books of the Company at a value that differs from the adjusted tax basis of such property, then the tax items with respect to such Company Property shall, in accordance with the requirements of Code Section 704(c) and Treasury Regulations Section 1.704 -1(b)(4)(i), be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members_ shares of tax items under Code Section 704(c). Subject to Section 9.7.1, the Board shall use any reasonable method permitted by the Treasury Regulations pursuant to Code Section 704(c).

ARTICLE 8

TRANSFER OF UNITS; WITHDRAWAL OF MEMBERS

8.1 Transfers. Without the prior written consent of the Board, a Member may not directly or indirectly sell, assign, transfer, pledge, hypothecate or otherwise dispose of such Member’s Units in the Company, nor any part thereof, except as permitted in this Article 8. For the avoidance of doubt, the provisions of Section 8.5 shall apply whether or not the Board consents to such transfer. The terms and conditions of Section 8.1, 8.2 and 8.3 shall terminate and be of no further force or effect immediately before consummation of a Qualified IPO and immediately prior to a Liquidity Event. Except as set forth in this Article 8, any act in violation of this Section 8.1 shall be voidable by the Company or any Member.

8.2 Permitted Transfers. Notwithstanding the restrictions set forth in Section 8.1, a Member shall have the right to assign all or a portion of its Units (by operation of law or otherwise) without the consent of the Board or the other Members to such Member’s Permitted Transferees. If a Member transfers its Units to a Permitted Transferee pursuant to this Section 8.2, such Permitted Transferee shall become a substitute Member without the consent of the non-transferring Members or the Board (but otherwise subject to Section 8.3), and with respect to a Permitted Transferee who acquires all of such Member’s Units, all references herein to the transferring Member shall be deemed to be references to such Permitted Transferee.

8.3 Substitution of Members. A transferee of Units shall have the right to become a substitute Member only if:

8.3.1 Done in accordance with Section 8.1 or Section 8.2;

8.3.2 The transferee promptly notifies the Board and executes an instrument satisfactory to the Board accepting and adopting the terms and provisions of this Agreement; and

8.3.3 The transferee pays any reasonable expenses in connection with his, her or its admission as a new Member.

The admission of a substitute Member shall not result in the release of the Member who assigned the Units from any liability that such Member may have incurred to the Company prior to such assignment.

8.4 Right of First Refusal. Except as provided in Section 8.6, each time a Member (other than NantWorks or any of its Permitted Transferees) proposes to transfer, assign, convey, sell, encumber or in any way alienate all or any part of such Member’s Units (or as required by operation of law or other involuntary transfer to do so) other than to a Permitted Transferee in a transaction permitted by Section 8.2, such Member (a “Restricted Selling Member”) shall first offer such Units to NantWorks in accordance with the following provisions:

8.4.1 The Restricted Selling Member shall deliver a written notice to the Company and NantWorks stating (i) such Restricted Selling Member’s bona fide intention to transfer all or a part of such Units, (ii) the name and address of the proposed transferee, (iii) the number of Units to be transferred, (iv) the purchase price in terms of payment for which the Restricted Selling Member proposes to transfer such Units and (v) any other material terms and conditions of such transfer.

8.4.2 Within thirty (30) days after receipt of the notice described in Section 8.4.1 (or if the notice provides for the payment of non-cash consideration, no later than thirty (30) days after determination of the fair market value thereof in accordance with the last sentence of Section 8.4.3), NantWorks shall notify the Company and the Restricted Selling Member in writing of its desire to purchase all of the Units being so transferred. The failure of NantWorks to submit a notice within the applicable period shall constitute an election on the part of NantWorks not to purchase all of the Units which may be so transferred.

8.4.3 Within thirty (30) days after the conclusion of the applicable thirty (30) day period referred to in Section 8.4.2, if an affirmative election has been made, NantWorks shall purchase, and the Restricted Selling Member who gave the original notice shall sell, such Units subject to the election upon the price and terms of payment designated in such notice. If the notice provides for the payment of non-cash consideration, NantWorks may elect to pay the consideration in cash equal to either (i) the fair market value as determined by the Board and the Restricted Selling Member or (ii) the determination of the present fair market value of the non-cash consideration offered, as determined by an independent third-party appraiser appointed by mutual agreement of the Board and the Restricted Selling Member.

8.4.4 If NantWorks elects not to purchase all of the Units designated in such notice, then the Restricted Selling Member may transfer to the proposed transferee all of the Units described in the such notice, provided that such transfer (i) is completed within one-hundred and twenty (120) days after the expiration of NantWorks’ right of first refusal on such Units (or, if applicable, within ten (10) days after receipt of the last of all required regulatory approvals), and (ii) is made on terms not less favorable to the Restricted Selling Member in the aggregate than as designated in the notice to Company and NantWorks. If such Units are not so transferred in accordance with the foregoing, the Restricted Selling Member must give notice in accordance with this section prior to any other or subsequent transfer of such Units.

8.4.5 The foregoing right of first refusal shall terminate immediately prior to the earlier of a Qualified IPO and a Liquidity Event.

8.5 Tag Along Rights. If NantWorks and/or any of its Affiliates (other than the Company) or Permitted Transferees (an “Initiating Member”) proposes to sell any Units to an unaffiliated third party (a “Tag Along Sale”), then the Initiating Member shall deliver a notice (a “Tag Along Sale Notice”) to Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each of the 3BE Members stating that the Initiating Member proposes to effect a Tag Along Sale and providing the terms of the Tag Along Sale, and Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and the 3BE Members may each elect, by written notice to such Initiating Member given within fifteen (15) days from the date of the Tag Along Sale Notice, to sell on the same terms and conditions (on a per Unit basis) as the sale by such Initiating Member up to the same percentage (the percentage so elected by Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each of the 3BE Members is herein referred to as the “Elected Percentage”) of Verizon’s Units, Celgene’s Units, BlackBerry’s Units, NHealth’s Units, KHealth’s Units, Blackstone’s Units, Allscripts’ Units and each of the 3BE Members’ Units, respectively, as the percentage of the Initiating Member’s Units that such Initiating Member proposes to sell. If Verizon, Celgene, BlackBerry NHealth, KHealth, Blackstone, Allscripts and/or any of the 3BE Members elects to sell the Elected Percentage of its Units pursuant to this Section 8.5, then the Initiating Member shall cause the proposed purchaser to purchase from Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each of the 3BE Members, as applicable, and Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each of the 3BE Members shall sell to the proposed purchaser, simultaneously with the sale by such Initiating Member and on substantially the same terms and conditions (on a per Unit basis) as the sale by such Initiating Member, the Elected Percentage of Verizon’s Units, the Elected Percentage of Celgene’s Units, the Elected Percentage of BlackBerry’s Units, the Elected Percentage of NHealth’s Units, the Elected Percentage of KHealth’s Units, the Elected Percentage of Blackstone’s Units, the Elected Percentage of Allscripts’ Units and the Elected Percentage of the 3BE Members’ Units; provided, that in connection with any Tag-Along Sale, (x) neither Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts or any of the 3BE Members shall be required to agree to any non-competition covenant or other agreement restricting the business operations of Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts or any of the 3BE Members or their respective Affiliates, (y) neither Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts or any of the 3BE Members shall be required to make or become liable in respect of any representations and warranties relating to the Company or specifically to any Member other than their self; and (z) any indemnification provided by Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts or any of the 3BE Members (other than with respect to the representations regarding their self referenced in the foregoing clause (y)) shall not exceed and shall be based on, the relative purchase price being received by the Initiating Member, Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and the 3BE Members, respectively, in the Tag-Along Sale, on a several, not joint, basis, or solely with recourse to an escrow established for the benefit of the proposed purchaser (the Initiating Member’s, Verizon’s, Celgene’s, BlackBerry’s, NHealth’s, KHealth’s, Blackstone’s, Allscripts’ and each 3BE Member’s contribution to such escrow to be on a pro rata basis in accordance with the proceeds received from such Tag-Along Sale). The proceeds from the Tag Along Sale shall be distributed to the Initiating Member and if participating in the Tag-Along Sale, Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each 3BE Member, pro rata based on the number of Units sold by them in the Tag Along Sale. Verizon’s, Celgene’s, BlackBerry’s, NHealth’s, KHealth’s, Blackstone’s, Allscripts’ and such 3BE Member’s tag along rights shall terminate immediately following the earliest to occur of a Qualified IPO and a Liquidity Event.

8.6 Drag Along Rights.

8.6.1 If NantWorks and/or any other Members (the “Selling Parties”) propose to sell a majority of the outstanding Units entitled to vote under this Agreement to an unaffiliated third party (the “Drag Along Sale”), then the Selling Parties shall have the right, by written notice to each of the other Members (the “Drag Along Members”) given at least fifteen (15) days prior to the Drag Along Sale and setting out the terms of the Drag Along Sale, to require that each Drag Along Member sell the same percentage of each Drag-Along Members’ Units as are sold by the Selling Parties, with such sale to be on the same terms and conditions (other than the purchase price payable on a per Unit basis) relating to the sale of the Selling Parties’ Units; provided, however, that the Selling Parties shall only have the rights set forth in this Section 8.6 with respect to a Drag Along Sale in which (a) each Drag Along Member receives in the transaction the same form of consideration, in the same proportion (on the basis of the consideration to be received in such Drag Along Sale) as the Selling Parties and (b) the Drag-Along Members receive such Drag-Along Member’s pro rata share of the consideration paid (or proposed to be paid) by the transferee in such Drag-Along Sale. For purposes of this Section 8.6.1, each Member’s “pro rata share” shall be calculated based on the relative amount each Member would be entitled to receive upon a distribution pursuant to Section 10.4.2, assuming (i) the only outstanding Units are those being sold (or proposed to be sold) by the Selling Parties and the Drag Along Members in the Drag-Along Sale and (ii) the amount distributed pursuant to Section 10.4.2 is the amount of the aggregate consideration paid (or proposed to be paid) by the transferee in such Drag-Along Sale.

8.6.2 If the Drag Along Sale is structured as a merger, consolidation or similar business combination, each Drag Along Member will, if Member approval of the transaction is required, vote in favor of the transaction. Each Drag Along Member will take all necessary or reasonably appropriate, advisable or desirable actions and will execute and deliver all necessary or reasonably appropriate, advisable or desirable documents, in each case in connection with the Drag Along Sale as requested by the Selling Parties provided, that in connection with any Drag-Along Sale, (a) no Drag Along Member shall be required to agree to any non-competition covenant or other agreement restricting the business operations of such Drag Along Member or its Affiliates, (b) no Drag Along Member shall be required to make or become liable for any representations and warranties relating to the Company or specifically to any Member other than their self; (c) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Drag-Along Member’s obligations thereunder, will cause a breach or violation of the terms of any law, judgment, order or decree of any court or governmental agency applicable to such Drag-Along Member or any agreement that would have a material adverse effect on such Drag-Along Member, (d) any indemnification provided by a Drag Along Member shall not exceed and shall be based on, the relative purchase price being received by the Selling Parties and Drag Along Members in the Drag-Along Sale, on a several, not joint, basis, or with recourse solely to an escrow established for the benefit of the proposed purchaser (the Selling Parties’ and Drag Along Members’ contribution to such escrow to be on a pro rata basis in accordance with the proceeds received from such Drag-Along Sale), (e) Celgene and its Permitted Transferees shall not be required to participate in a Drag Along Sale if Celgene and its Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital; (f) BlackBerry and its Permitted Transferees shall not be required to participate in a Drag Along Sale if BlackBerry and its Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital; (g) NHealth and its Permitted Transferees shall not be required to participate in a Drag Along Sale if NHealth and its Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital; (h) KHealth and its Permitted Transferees shall not be required to participate in a Drag Along Sale if KHealth and its Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital, (i) Allscripts and its Permitted Transferees shall not be required to participate in a Drag Along Sale if Allscripts and its Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital and (j) the 3BE Members and their Permitted Transferees shall not be required to participate in a Drag Along Sale if any of the 3BE Members and each of their respective Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital.

8.6.3 This Section 8.6 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

8.7 Merger and Consolidation; Conversion.

8.7.1 Subject to Sections 6.4 and 8.7, (i) any merger or consolidation of the Company with or into any other Person who is an Affiliate of the Company shall require the vote or written consent of Members representing a majority of the outstanding Series B Units, voting as a separate class, a majority of the outstanding Series E Units, voting as a separate class, a majority of the outstanding Series F Units, voting as a separate class, and a majority of the outstanding Series G Units, voting as a separate class; and (ii) any merger or consolidation of the Company with or into any other Person who is not an Affiliate of the Company or any conversion of the Company into another entity in connection with any such merger or consolidation, shall require only Member Consent and no separate approval of the Series B Members, the Series E Members, the Series F Members or the Series G Members.

8.7.2 NantWorks shall have the right to cause the Company to convert the form of its organization to a corporation and, other than in connection with a transaction described in Section 8.7.1, will use commercially reasonable efforts to cause such conversion to be tax free to its Members. Subject to the terms below, each Member shall execute such documents as shall be required in connection with such conversion and shall cooperate in good faith in the process of such conversion. If NantWorks elects to cause a conversion to a corporation pursuant to this Section 8.7, the resulting corporation will be organized with only one (1) class of common stock, which shall be voting stock holding all of the voting power for such corporation and the shares of such common stock shall be allocated among the Members in exchange for their respective Units such that each Member shall receive the number of shares of common stock determined by making a “book up” or “book down,” immediately prior to such conversion, and such stock value shall be allocated proportionately in accordance with the resulting “booked up” or “booked down” Capital Accounts; provided that in no event will Celgene and its Permitted Transferees (or BlackBerry and its Permitted Transferees or NHealth and its Permitted Transferees or KHealth and its Permitted Transferees or Allscripts and its Permitted Transferees or each of the 3BE Members and their Permitted Transferees) collectively receive a percentage of the Company that is less than the number of shares of common stock determined by the following formula:

N = T x D

              V

Where:

“N” represents the number of shares of common stock to be issued to Celgene and its Permitted Transferees (or BlackBerry, NHealth, KHealth, Allscripts or each of the 3BE Members, as applicable, and its Permitted Transferees);

“T” represents the total number of shares of common stock to be issued to all Members;

“D” represents the aggregate dollar amount of the Unreturned Capital of Celgene and its Permitted Transferees (or the Unreturned Capital of BlackBerry, NHealth, KHealth, Allscripts or each of the 3BE Members, as applicable, and its Permitted Transferees); and

“V” represents the fair market value of the outstanding common stock of such corporation, determined by reference to the transaction in which such conversion is effected.

8.7.3 In connection with a conversion of the Company to another form of entity, the rights and obligations of the Members in such entity (other than equity ownership, which shall be determined in accordance with the foregoing) shall be substantively the same as the rights and obligations under this Agreement and such resulting entity and the holders of capital securities thereof shall enter into a stockholders’ agreement providing for such terms and conditions as are necessary for the provisions of this Agreement to continue to apply to such resulting entity.

8.8 Transfers in Violation of this Agreement. Upon a transfer in violation of this Article 8, the transferee shall have no right to vote or participate in the management of the Company or to exercise any rights of a Member. Such transferee shall only have an economic interest in the Company. Notwithstanding the preceding sentence, if, in the determination of the remaining Members, a transfer in violation of this Article 8 would cause the termination of the Company under the Act, in the discretion of all other Members, the transfer shall be null and void.

8.9 Withdrawal of the Members. No Member shall be entitled to voluntarily withdraw from the Company while such Member owns Units; provided, that a Member shall be deemed to have withdrawn from the Company upon an Event of Bankruptcy of such Member or any dissolution or liquidation of such Member.

8.10 Limitations. No Member shall have the right or power to (a) reduce or withdraw the Member’s contributions to the capital of the Company except as a result of the dissolution of the Company or as otherwise provided herein or by law; (b) cause the termination and dissolution of the Company, except as set forth in this Agreement; or (c) except as provided elsewhere in this Agreement, demand or receive property other than cash in return for the Member’s contribution to the capital of the Company. No Member shall have priority over any other Member either as to distribution of cash or property or allocation of tax items except as set forth in this Agreement.

8.11 Structuring. In connection with a Qualified IPO, a Liquidity Event or a transaction described in Section 8.5, 8.6 or 8.7, the Company and the Members agree to (a) use their respective reasonable best efforts to cooperate with BlackBerry and its Permitted Transferees to structure such transaction in a tax efficient manner to BlackBerry and its Permitted Transferees (b) reasonably cooperate with NHealth and its Permitted Transferees to structure such transaction in a tax efficient manner to NHealth and its Permitted Transferees (c) reasonably cooperate with KHealth and its Permitted Transferees to structure such transaction in a tax efficient manner to KHealth and its Permitted Transferees, (d) reasonably cooperate with Allscripts and its Permitted Transferees to structure such transaction in a tax efficient manner to Allscripts and its Permitted Transferees and (e) reasonably cooperate with each of the 3BE Members and their Permitted Transferees to structure such transaction in a tax efficient manner to each of the 3BE Members and their Permitted Transferees. In furtherance of and subject to the foregoing, in the case of NHealth and KHealth, the Company and the Members shall structure a Qualified IPO, a Liquidity Event or a transaction described in Section 8.5, 8.6 or 8.7 through the sale or exchange of NHealth’s and KHealth’s stock, as applicable, at a purchase price equal to the purchase price NHealth and KHealth, as applicable, would have otherwise received in respect of a direct sale or exchange of the Series E Units held by NHealth or the Series F Units held by KHealth in such Qualified IPO, Liquidity Event or transaction described in Section 8.5, 8.6 or 8.7. Notwithstanding anything to the contrary contained herein, neither NHealth nor KHealth shall be liable for any incremental costs or expenses attributable to any sale or exchange of NHealth’s or KHealth’s stock, as applicable, other than any unpaid tax liability of NHealth or KHealth, as the case may be, at the time of such sale or exchange.

8.12 BlackBerry Competitor Liquidity Event.

8.12.1 The Company or NantWorks shall provide written notice (a “BlackBerry Transaction Notice”) to BlackBerry at least thirty (30) days prior to the Company or NantWorks entering into any definitive agreement for any Liquidity Event involving, or any issuance, transfer or sale of Units or other equity interests in or any material assets of the Company to, any BlackBerry Competitor (each, a “BlackBerry Competitor Transaction”). The BlackBerry Transaction Notice shall set forth the then proposed terms and conditions of the proposed BlackBerry Competitor Transaction.

8.12.2 BlackBerry shall have a right of first refusal to complete a BlackBerry Competitor Transaction based upon the proposed terms and conditions set forth in the BlackBerry Transaction Notice. Upon receipt of a BlackBerry Transaction Notice, if BlackBerry so elects by providing written notice to the Company (“BlackBerry Notice”), the Company and BlackBerry shall negotiate in good faith the principal terms of a transaction based upon the terms and conditions in the BlackBerry Transaction Notice, including the Company providing BlackBerry with all reasonably requested information regarding the Company and its subsidiaries (and including without limitation any information provided to the BlackBerry Competitor). If the Company and BlackBerry are unable to negotiate a mutually acceptable definitive agreement within sixty (60) days after the delivery to Company of the BlackBerry Notice, then the Company shall be permitted, subject to the other terms and conditions set forth in this Agreement, during the next ninety (90) days following the expiration of sixty (60) days after the Company’s receipt of the BlackBerry Notice to enter into a definitive agreement with the applicable BlackBerry Competitor with respect to the proposed BlackBerry Competitor Transaction, so long as the prices set forth in such definitive agreement are no less favorable to the Company than those proposed in the BlackBerry Transaction Notice or by BlackBerry (if more favorable to those proposed in the BlackBerry Transaction Notice) and the other terms and conditions of such transaction as set forth in such definitive agreement are no less favorable, in the aggregate, to the Company than the proposed terms set forth in the BlackBerry Transaction Notice. If the Company and such BlackBerry Competitor are unable to enter into a definitive agreement with respect to the proposed BlackBerry Competitor Transaction within such ninety (90) day period, the Company may not enter into any such definitive agreement with a BlackBerry Competitor without again complying with this Section 8.12. Notwithstanding anything herein to the contrary, neither NantWorks nor the Company shall enter into any BlackBerry Competitor Transaction during the next sixty (60) days following the expiration of the sixty (60) day time period above if (i) BlackBerry has indicated its continued willingness to accept the terms contained in any BlackBerry Transaction Notice or terms that BlackBerry has otherwise proposed that are no less favorable to the Company or NantWorks, as applicable, than those contained in such BlackBerry Transaction Notice, (ii) BlackBerry negotiated in good faith to enter into a mutually acceptable definitive agreement with the Company reflecting such terms during the first sixty (60) day time period above and (iii) BlackBerry continues to negotiate in good faith during such additional sixty (60) day time period to enter into a mutually acceptable definitive agreement with the Company reflecting such terms.

8.12.3 The foregoing right of first refusal shall terminate upon the earliest of (i) a Liquidity Event, (ii) such time as BlackBerry no longer holds at least the Minimum Series D Units and (iii) March 28, 2016.

8.13 BlackBerry, NHealth, KHealth and Allscripts Rights.

8.13.1 Following March 28, 2014, if any Person purchases Series D Units such that the aggregate purchase price paid by such Person for all of its Series D Units is equal to or less than the aggregate purchase price paid by BlackBerry for all of its Series D Units, and such Person receives (or has received) any rights, preferences, privileges or other benefits in respect of its Series D Units that BlackBerry does not enjoy in respect of its Series D Units, then BlackBerry shall automatically, without any further action of the Board or any Member, be entitled to such rights, preferences, privileges or benefits in respect of its Series D Units. For the avoidance of doubt, this Section 8.13.1 shall not apply if any Person purchases any other class or series of Units or Membership Interests (i.e., not Series D Units) or if any Person purchases Series D Units such that the aggregate purchase price paid by such Person for all of its Series D Units is more than the aggregate purchase price paid by BlackBerry for all of its Series D Units.

8.13.2 Following May 1, 2014, if any Person purchases Series E Units such that the aggregate purchase price paid by such Person for all of its Series E Units is equal to or less than the aggregate purchase price paid by NHealth for all of its Series E Units, and such Person receives (or has received) any rights, preferences, privileges or other benefits in respect of its Series E Units that NHealth does not enjoy in respect of its Series E Units, then NHealth shall automatically, without any further action of the Board or any Member, be entitled to such rights, preferences, privileges or benefits in respect of its Series E Units. For the avoidance of doubt, this Section 8.13.2 shall not apply if any Person purchases any other class or series of Units or Membership Interests (i.e., not Series E Units) or if any Person purchases Series E Units such that the aggregate purchase price paid by such Person for all of its Series E Units is more than the aggregate purchase price paid by NHealth for all of its Series E Units.

8.13.3 Following June 20, 2014, if any Person purchases Series F Units such that the aggregate purchase price paid by such Person for all of its Series F Units is equal to or less than the aggregate purchase price paid by KHealth for all of its Series F Units, and such Person receives (or has received) any rights, preferences, privileges or other benefits in respect of its Series F Units that KHealth does not enjoy in respect of its Series F Units, then KHealth shall automatically, without any further action of the Board or any Member, be entitled to such rights, preferences, privileges or benefits in respect of its Series F Units. For the avoidance of doubt, this Section 8.13.3 shall not apply if any Person purchases any other class or series of Units or Membership Interests (i.e., not Series F Units) or if any Person purchases Series F Units such that the aggregate purchase price paid by such Person for all of its Series F Units is more than the aggregate purchase price paid by KHealth for all of its Series F Units.

8.13.4 Following June 26, 2015, if any Person purchases Series G Units such that the aggregate purchase price paid by such Person for all of its Series G Units is equal to or less than the aggregate purchase price paid by Allscripts for all of its Series G Units, and such Person receives (or has received) any rights, preferences, privileges or other benefits in respect of its Series G Units that Allscripts does not enjoy in respect of its Series G Units, then Allscripts shall automatically, without any further action of the Board or any Member, be entitled to such rights, preferences, privileges or benefits in respect of its Series G Units. For the avoidance of doubt, this Section 8.13.4 shall not apply if any Person purchases any other class or series of Units or Membership Interests (i.e., not Series G Units) or if any Person purchases Series G Units such that the aggregate purchase price paid by such Person for all of its Series G Units is more than the aggregate purchase price paid by Allscripts for all of its Series G Units.

ARTICLE 9

RECORDS

9.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all records required to be maintained under the Act.

9.2 Filings. The Board, at Company expense, shall cause the income tax returns for the Company (including any amended income tax returns) to be prepared and timely filed with the appropriate authorities and (a) so long as Verizon holds the Minimum Series B Units, provide a draft thereof for review and comment by Verizon at least fifteen (15) days prior to the due date (including extensions) for such returns and (b) so long as Celgene holds the Minimum Series B Units, provide a draft thereof for review and comment by Celgene at least fifteen (15) days prior to the due date (including extensions) for such returns, (c) so long as BlackBerry holds the Minimum Series D Units, provide a draft thereof for review and comment by BlackBerry at least fifteen (15) days prior to the due date (including extensions) for such returns, (d) so long as NHealth holds the Minimum Series E Units, provide a draft thereof for review and comment by NHealth at least fifteen (15) days prior to the due date (including extensions) for such returns, (e) so long as KHealth holds the Minimum Series F Units, provide a draft thereof for review and comment by KHealth at least fifteen (15) days prior to the due date (including extensions) for such returns, and (f) so long as Allscripts holds the Minimum Series G Units, provide a draft thereof for review and comment by Allscripts at least fifteen (15) days prior to the due date (including extensions) for such returns. The Board, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate of Formation and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations.

9.3 Accounting Decisions. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Tax Matters Member.

9.4 Bank Account. The Board is authorized to establish one or more separate bank accounts in the name of the Company, to be maintained by the Board for the Company’s activities and funded from time to time from Capital Contributions or other Company funds. Disbursements from such account(s) will be made as directed by the Board subject to the provisions of this Agreement.

9.5 Financial Information. The Company shall deliver to Verizon, Celgene, BlackBerry, NHealth, KHealth, Allscripts and each of the 3BE Members, for so long as each of them or Celgene’s Affiliates, BlackBerry’s Affiliates, NHealth’s Affiliates, KHealth’s Affiliates, Allscripts’ Affiliates or each of the 3BE Members’ Affiliates, respectively, owns any Units (unless Verizon, Celgene, BlackBerry, NHealth, KHealth, Allscripts or any of the 3BE Members at any time specifically requests that such information not be delivered to it):

9.5.1 as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year, a consolidated income statement and statement of cash flows for, and a consolidated balance sheet as of the last day of, such Fiscal Year, prepared in all material respects in accordance with generally accepted accounting principles in the United States;

9.5.2 as soon as available, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each Fiscal Year, an unaudited consolidated income statement and statement of cash flows for, and an unaudited consolidated balance sheet as of the last day of, such quarter, prepared in all material respects in accordance with generally accepted accounting principles in the United States, except for the absence of notes that may be required by generally accepted accounting principles in the United States and as otherwise indicated in the financial statements; and

9.5.3 within thirty (30) days prior to the beginning of each Fiscal Year, a copy of the Company’s annual operating budget.

9.6 Inspection of Records.

9.6.1 (a) Each Member that holds Series A Units, Series B Units or Series D Units representing on a fully-diluted basis at least three percent (3%) of the total outstanding Series A Units and Series B Units, (b) Celgene, so long as it holds the Minimum Series B Units, (c) BlackBerry, so long as it holds the Minimum Series D Units, (d) NHealth, so long as it holds the Minimum Series E Units, (e) KHealth, so long as it holds the Minimum Series F Units, (f) Blackstone, so long as it holds the Minimum Series A Units, (f) Allscripts, so long as it holds the Minimum Series G Units and (g) each of the 3BE Members so long as they, on a combined basis, hold the Minimum Series H Units, shall have the right, at reasonable times, to inspect and copy during normal business hours any of the Company’s records, including the Certificate of Formation and any amendment thereto, this Agreement, minutes of the meetings of the Board and the Members, the Company’s federal, state, and local income tax or information returns for each Fiscal Year, and all financial statements prepared with respect to the Company and its operations. Any request, inspection or copying by a Member under this Section 9.6 may be made by that Member or that Member’s agent or attorney. Notwithstanding the foregoing, the Company shall not be obligated pursuant to this Section 9.6 to provide access to any information that is not financial information and that the Company reasonably considers to be a trade secret or similar sensitive competitive information; and provided further that the requesting Member and its designated representatives shall, if requested by the Company, execute a confidentiality and nondisclosure agreement in customary form prior to any such inspection. Series C Members shall have no right to inspect the books, records and/or financial statements of the Company.

9.6.2 Subject to compliance with any privacy and confidentiality restrictions imposed by law, including HIPAA, and subject to the execution of appropriate confidentiality, business associate and other agreements, Celgene shall be provided access to the Company’s health data base and related information. The Company will provide Celgene such access through physical or electronic means, subject to reasonable requirements that the Company may impose and upon which the parties mutually agree, including with respect to physical access, time and place restrictions and with respect to electronic access, security and compatibility requirements.

9.7 Tax Matters.

9.7.1 Tax Matters Member. The Members shall appoint a Member as the “tax matters partner” for the Company from time to time pursuant to and to the extent permitted by Code Section 6231(a)(7) (the “Tax Matters Member”). Initially, NantWorks shall be designated as the Tax Matters Member. The Tax Matters Member shall carry out the duties and responsibilities of such status in consultation with the other Members, where appropriate, and in good faith and subject to the other provisions of this Agreement and applicable law. The Tax Matters Member shall inform each Member of all administrative and judicial proceedings for an adjustment at the Company level for Company tax items, and shall forward to each Member within ten (10) days of receipt by the Tax Matters Member all notices received from the Internal Revenue Service regarding the commencement of a Company level audit or a final Company administrative adjustment. The Tax Matters Member shall not have the right and power to extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the Company’s federal, state or local tax returns without such Members’ prior written consent, which consent shall not be unreasonably withheld or delayed. The Tax Matters Member shall from time to time cause the Company to make such tax elections as it reasonably deems to be in the best interests of the Company and the Members; provided that neither the Tax Matters Member nor the Board shall cause or permit the Company or any subsidiary of the Company to make any of the following elections without the prior written consent of Verizon, Celgene, BlackBerry, NHealth, KHealth and Allscripts: (i) to adopt a method of depreciation other than the most accelerated method of depreciating assets; (ii) to adopt any method of making allocations pursuant to section 704(c) of the Code (or comparable provisions of any applicable state or local tax laws) pursuant to the provisions of Section 1.704-3 of the Treasury Regulations (or successor provision) (or comparable provisions of any applicable state or local tax laws); (iii) to adopt a method of accounting which is not the accrual method of accounting; (d) to revoke or modify any election made pursuant to Section 754 of the Code or any analogous provision under the applicable U.S. state or local tax laws; and (iv) to adopt the taxable year other than a calendar year. At Verizon’s, Celgene’s, BlackBerry’s, NHealth’s, KHealth’s or Allscripts’ request, the Tax Matters Member shall (and is hereby authorized by the Members to) cause the Company and, if applicable, any Company subsidiary to make a timely election under Section 754 of the Code or analogous provision under US state or local tax laws. If for any reason the Tax Matters Member can no longer serve in that capacity or ceases to be a Member, the other Members may designate another Member to be Tax Matters Member. All reasonable expenses incurred by the Tax Matters Member with respect to any tax matter that does or may affect the Company, or any Member by reason thereof, including but not limited to expenses incurred by the Tax Matters Member in connection with the preparation of the Company tax returns and Company level administrative or judicial tax proceedings, shall be paid for out of Company assets and shall be treated as the Company’s expenses. Except to the extent required by applicable law, neither the Tax Matters Member nor the Company shall (nor shall the Tax Matters Member permit the Company) to take any action with respect to any tax return, election or other tax matter with respect to the Company, Company Property or any subsidiary of the Company that would materially adversely affect the tax liability of any Person who has ceased to be a Member of the Company (whether by virtue of transfer, dissolution or otherwise) without the prior written consent of such person, which consent shall not be unreasonably withheld.

9.7.2 Schedule K-1. As promptly as practicable following the end of each Fiscal Year, but in no event later than 60 days following the end of such Fiscal Year, the Tax Matters Member shall cause to be prepared and mailed to each Member Schedule K-1 to IRS Form 1065, along with copies of all other federal, state and local income tax returns or reports filed by the Company for such Fiscal Year as may be required as a result of the operations of the

Company (which, in each case, shall include the separate allocation of effectively connected income, unrelated business taxable income, and all other separately stated items), a schedule of book-tax differences for such Fiscal Year and such information as may be reasonably required by the Members to prepare their respective U.S. federal, state and local tax returns; provided that in the event the Schedule K-1 and such information are not mailed to each Member within 60 days following the end of such Fiscal Year, the Company shall provide to such members a reasonable estimate (based on information then reasonably available to the Tax Matters Partner) of such items to be included on the Schedule K-1 and all other necessary information. The Tax Matters Member shall make available to each Member a copy of the Company’s Form 1065 and corresponding state tax returns promptly upon filing. In addition, the Company shall deliver to the Members on or prior to each March 15, May 15, August 15 and October 15, estimates of net taxable income for such taxable period (which, in each case, shall include the separate allocation of effectively connected income, unrelated business taxable income, and all other separately stated items).

9.7.3 Cooperation of Members. The Members shall, upon reasonable request from the Board from time to time, reasonably cooperate with the Company in connection with the preparation and filing of any such tax returns, filings and/or reports, and/or any claim for refund and/or the resolution of any audit, dispute or administrative proceeding relating to the Company with respect to any taxable period ending after the date hereof. Such assistance shall include, but shall not be limited to, (i) making appropriate personnel of such Member available on a mutually convenient basis to provide such assistance as may be reasonably required and (ii) providing such information within such Member’s possession or control as the Company deems reasonably necessary to properly complete and file any such return; provided that, for the avoidance of doubt, the information to be provided by any such Member shall not include copies of any portion of any actual tax returns or other actual records (but may include information contained in such tax returns or records).

9.8 Confidentiality.

9.8.1 The Members hereby acknowledge that the Company will be in possession of confidential information the improper use or disclosure of which could have a material adverse effect upon the Company, or one or more Members.

9.8.2 The Members acknowledge and agree that all information provided to them by or on behalf of the Company concerning the business or assets of the Company that is identified as confidential at the time of disclosure shall not, without the prior written consent of the Board, be disclosed to any Person (other than a Member). Notwithstanding the previous sentence, each Member may disclose Company confidential information to such Member’s accountants, attorneys and similar advisors bound by a duty of confidentiality and to a proposed transferee bound by a confidentiality agreement, the form of which has been provided to the Board; moreover, the foregoing requirements of this Section 9.8.2 shall not apply to a Member with regard to any information that is currently or becomes: (i) required to be disclosed pursuant to applicable law or a domestic national securities exchange rule (but in each case only to the extent of such requirement); (ii) required to be disclosed in order to protect such Member’s interest in the Company or in any dispute between or among the Members; (iii) publicly known or available in the absence of any improper or unlawful action on the part of such Member or

(iv) known or available to such Member other than through or on behalf of the Company, it being understood that information about the services provided by a Member to the Company shall not be deemed as becoming known or available through or on behalf of the Company. Notwithstanding anything to the contrary in this Agreement, a Member may use any Residual Information for any purpose; provided that such learning, skills, ideas, concepts, techniques, know-how, and information was not intentionally memorized for the purpose of retaining and subsequently using them outside of the purposes contemplated by this Agreement.

ARTICLE 10

DISSOLUTION AND WINDING UP

10.1 Dissolution.

10.1.1 Prior to October 2, 2019, the Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

(a) The occurrence of any event of dissolution specified in the Certificate of Formation;

(b) The entry of a decree of judicial dissolution pursuant to the Act;

(c) An Event of Bankruptcy of the Company; or

(d) The approval or consent of each of (i) the Series A Members holding at least a majority of the Series A Units then outstanding, (ii) the Series B Members holding at least a majority of the Series B Units then outstanding, (iii) the Series D Members holding at least a majority of the Series D Units then outstanding, (iv) the Series E Members holding at least a majority of the Series E Units then outstanding, (v) the Series F Members holding at least a majority of the Series F Units then outstanding and (vi) the Series G Members holding at least a majority of the Series G Units then outstanding.

10.1.2 On or after October 2, 2019, the Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

(a) The occurrence of any event of dissolution specified in the Certificate of Formation;

(b) The entry of a decree of judicial dissolution pursuant to the Act;

(c) An Event of Bankruptcy of the Company; or

(d) The determination by the Board.

10.2 Certificate of Cancellation. As soon as possible following the dissolution of the Company pursuant to Section 10.1, the Board or, if applicable, the Person appointed by the Board to wind-up the affairs of the Company (a “Liquidating Person”) shall execute a certificate of cancellation in such form as shall be prescribed by the Delaware Secretary of State and file such certificate as required by the Act.

10.3 Winding Up. Upon the occurrence of any event specified in Section 10.1, the Board (or, if applicable, the Liquidating Person) shall (a) be responsible for overseeing the winding up and liquidation of Company, (b) take full account of the liabilities of Company and assets, (c) determine which assets shall be distributed in kind and which assets shall be liquidated, (d) either cause its assets to be sold or distributed, and if sold, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 10.4 and (e) give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. During the period of winding up, the Board (or, if applicable, the Liquidating Person) may make distributions of cash and other assets to the Members in accordance with the provisions of Article 10 hereof; provided that cash will be distributed prior to any distributions in kind.

10.4 Payment Upon Dissolution.

10.4.1 After determining that all known debts and liabilities of the Company, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets, if any, shall be distributed to the Members shall be distributed to the Members in accordance with Section 10.4.2 as though such amounts to be distributed constituted Capital Proceeds.

10.4.2 Distributions of Capital Proceeds shall, to the extent not reinvested into the Company’s business within one year after the consummation of the applicable Capital Transaction giving rise to such Capital Proceeds (which investment shall be at the sole and absolute discretion of the Board), be promptly distributed to the Members in the following priority order:

(a) First, to the Series B Members, Series D Members, Series E Members, Series F Members, Series G Members and Series H Members, on a pro rata basis in proportion to the number of their Series B Units, Series D Units, Series E Units, Series F Units, Series G Units and Series H Units, until each such Series B Member’s Unreturned Capital, Series D Member’s Unreturned Capital, Series E Member’s Unreturned Capital, Series F Member’s Unreturned Capital, Series G Member’s Unreturned Capital and Series H Member’s Unreturned Capital shall have been reduced to zero;

(b) Second, to the Series A Members, on a pro rata basis in proportion to the number of their Series A Units, until each such Series A Member’s Unreturned Capital shall have been reduced to zero;

(c) Thereafter, to the Members on a pro rata basis in accordance with their respective Percentage Interests as in effect at the date of distribution. The priority rights granted pursuant to clauses (a) and (b) of this Section 10.4.2 shall, subject to Section 8.7, terminate immediately prior to, and shall not apply to, a Qualified IPO.

Series C Members subject to a Hurdle Amount shall not be entitled to receive any distributions pursuant to this Section 10.4.2 in respect of their Series C Units unless and until the aggregate distributions by the Company in respect of all Units entitled to distributions (other than distributions in respect of Series C Units with higher Hurdle Amounts) exceeds the Hurdle

Amount applicable to such Series C Units. After all other Units have received such applicable Hurdle Amount, such a Series C Member shall be entitled to receive his or her Percentage Interest of such excess distributions in accordance with this Section 10.4.2. Except for Tax Distributions, no distributions shall be made with respect to any Series C Units that are non-vested and instead, such distributions shall be held by the Company until such Series C Units are vested and then distributed to such Series C Member, as applicable. If any Series C Units are forfeited, then such amount shall be also forfeited and retained by the Company.

10.4.3 Any distributions of assets in kind shall be valued at their Carrying Values as determined in good faith by the Board and, so long as Verizon holds the Minimum Series B Units, the approval of Verizon, and, so long as NHealth holds the Minimum Series E Units, the approval of NHealth and, so long as KHealth holds the Minimum Series F Units, the approval of KHealth, and, so long as Allscripts holds the Minimum Series G Units, the approval of Allscripts, in each case such approval not to be unreasonably withheld. The liquidating distributions shall be made by the end of the Taxable Year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

10.5 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely to the assets of the Company for the return of its positive Capital Account balance and shall have no recourse for its Capital Contribution and/or share of any income or profits of the Company (upon dissolution or otherwise) against any other Member.

10.6 Intellectual Property Rights. Upon the occurrence of any event specified in Section 10.1, the Company shall and shall cause each of its wholly-owned subsidiaries to, and the Company shall use reasonable best efforts to cause each other subsidiary of the Company that is an Affiliate to, grant to Verizon, Celgene, BlackBerry, NHealth, KHealth and Allscripts a royalty-free, fully paid-up, non-exclusive, perpetual license to use, sell or license (i) all owned patents, patent applications and trade secrets or similar intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, and licenses in, to and under any of the foregoing, in each case to the extent the applicable subsidiary is not prohibited from doing so, and (ii) any of the foregoing that are licensed to the Company or each controlled subsidiary that is an Affiliate and that are not prohibited from being sublicensed, in each case that Verizon, Celgene, BlackBerry, NHealth, KHealth and Allscripts or any of their respective Affiliates then uses, sells or licenses (or then has definitive plans to do so) in the manner in which Verizon, Celgene, BlackBerry, NHealth, KHealth or Allscripts or their respective Affiliates then uses, sells or licenses (or then has definitive plans to use, sell or license) such intellectual property. Such right is in addition to Verizon’s, Celgene’s, BlackBerry’s, NHealth’s, KHealth’s and Allscripts’ other rights under this Article 10 and the consideration provided to Verizon, Celgene, BlackBerry, NHealth, KHealth and Allscripts under this Section 10.6 will not reduce any amounts Verizon, Celgene, BlackBerry, NHealth, KHealth and Allscripts is entitled to as a Member pursuant to Section 10.4.

ARTICLE 11

MISCELLANEOUS

11.1 Complete Agreement. This Agreement and the Certificate of Formation constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by, between and among the Members or any of them.

11.2 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

11.3 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

11.4 Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations or the Act, or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

11.5 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

11.6 Interpretation. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or her counsel. Whenever a provision in this Agreement authorizes or permits the Board to act in “its discretion” or “sole discretion,” such provision shall mean that the decision to take applicable action (or decline or refuse to take such action) shall be in the sole and absolute discretion of the Board, who may consider (or decline to consider) any factors as it determines.

11.7 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

11.8 Governing Law. The Members expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, without regard to conflicts of laws principles.

11.9 Dispute Resolution.

11.9.1 In an effort to informally and amicably resolve any claim, controversy or dispute arising out of or relating to this Agreement or the breach thereof, and regardless whether such claim sounds in contract, tort, or otherwise (a “Dispute”), each Member shall provide written notice to the other Members with which it has a Dispute that requires resolution. Such notice shall set forth the nature of the Dispute, the amount, if any, involved and the remedy sought. Each Member involved in the Dispute shall designate a representative who shall be empowered to investigate, discuss and seek to settle or otherwise resolve the Dispute. If the representatives are unable to resolve the Dispute within thirty (30) days after proper notification, the Dispute shall be submitted to the most senior executive of each Member involved in the Dispute (or (x) in the case of Celgene, to an officer of Celgene designated by Celgene, and (y) in the case of BlackBerry, to an officer designated by BlackBerry) for consideration for an additional thirty (30) days.

11.9.2 Each of the Members: (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in the State of Delaware (the “Chosen Courts”) for the purposes of any Dispute; (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such Dispute, any claim that it or he is not subject personally to the jurisdiction of the Chosen Courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in the Chosen Courts is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (iii) hereby agrees not to commence any Dispute other than before the Chosen Courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the Chosen Courts whether on the grounds of inconvenient forum or otherwise. Each of the parties hereto hereby consents to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.13 is reasonably calculated to give actual notice.

11.9.3 TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11.9.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.9.3) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.9.4 In addition, each Member may seek equitable relief in the Chosen Courts if any provision of this Agreement is not performed in accordance with its terms and for which such Party would not have an adequate remedy for money damages. Any such remedy will be in addition to any other remedy that may be available at law. Without limiting the generality of the foregoing, the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without regard to anything to the contrary contained in applicable law. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

11.10 Schedules, Appendices and Exhibits. All Schedules and Appendices attached to this Agreement are incorporated and shall be treated as if set forth herein.

11.11 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

11.12 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

11.13 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given when sent to a Member to the address or facsimile number set forth opposite such Member’s name on Schedule A hereto: (a) when hand delivered to the Member; (b) when sent by facsimile if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. or overseas mail with first class or certified mail receipt requested postage; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A Member may change or supplement the addresses given on Schedule A, or designate additional addresses, for purposes of this Section 11.13 by giving written notice of the new address to the Board. The Board shall maintain Schedule A in a manner consistent with the Act and this Agreement and shall cause Schedule A to be revised, without the necessity of obtaining the consent of any Member, to reflect, (i) any change referenced in the prior sentence, (ii) the admission of any Additional Member or substitute Member pursuant to the term of this Agreement, or (iii) changes in the Percentage Interests of the Members occurring pursuant to the terms of this Agreement.

11.14 Amendments. Except as otherwise provided in this Agreement, including Sections 6.4.5, 6.6.1, 6.7, 6.8, 6.9 and 6.10, this Agreement may be amended only with the written consent of the Board and by Member Consent; provided, that Article 3, Article 4, Article 5, Article 6, Article 8, Section 9.5, Section 9.6, Section 9.7, Section 9.8, Article 10, Section 11.2, Section 11.3, Section 11.8, Section 11.9, this Section 11.14, Section 11.18, Appendix 1, and Schedule A may not be amended in any manner adversely affecting the rights or obligations of Verizon or Celgene or Celgene’s Affiliates or BlackBerry or BlackBerry’s Affiliates or NHealth or NHealth’s Affiliates or KHealth or KHealth’s Affiliates or Allscripts or Allscripts’ Affiliates or each of the 3BE Members or 3BE Members’ Affiliates, respectively under this Agreement in any material respect without Verizon’s, Celgene’s, BlackBerry’s, NHealth’s, KHealth’s, Allscripts’ or each such 3BE Member’s respective prior written consent (it being understood that the creation and issuance of a series of Units with rights, preferences or privileges senior to, or pari passu with, the Series B Units, the Series D Units, the Series E Units, the Series F Units, the Series G Units or the Series H Units shall not be deemed to require the consent of Verizon, Celgene, BlackBerry, NHealth, KHealth, Allscripts or any 3BE Member under this Section 11.14 solely as a result of such security having rights, preferences or privileges senior to, or pari passu with, the Series B Units, the Series D Units, the Series E Units, the Series F Units, the Series G Units or the Series H Units); provided, further, that no other provision of this Agreement may be amended in a manner that adversely and disproportionately affects the rights or obligations of any Member under this Agreement in any respect without the prior written consent of such Member. Notwithstanding the foregoing, the Board shall amend Schedule A, without having to obtain the consent of any Member, as appropriate to reflect accurately any transfers of Units, issuances of new Units and admissions of new Members that are affected in accordance with this Agreement. In the event that Verizon is no longer a Member or otherwise no longer holds its approval rights set forth in Sections 3.1.4(e), 3.1.4(g), 5.1.3, 6.4, 6.11 and 10.4.3, in the event Celgene continues to hold the Minimum Series B Units, Celgene shall automatically assume Verizon’s rights pursuant to such Sections (it being understood and agreed that Celgene shall thereafter hold such rights subject to any required Unit holdings, i.e., Minimum Series B Units). In the event neither Celgene or Verizon hold the approval rights set forth in Sections 3.1.4(e), 3.1.4(g), 5.1.3, 6.4, 6.6, 6.11 and 10.4.3, and in the event BlackBerry continues to hold the Minimum Series D Units, BlackBerry shall automatically assume the rights pursuant to such Sections (it being understood and agreed that BlackBerry shall thereafter hold such rights subject to any required Unit holdings, i.e., Minimum Series D Units). Section 4.2 may not be amended in any manner adversely affecting the rights or obligations of BlackBerry or BlackBerry’s Affiliates without the prior written consent of BlackBerry, and in no event shall any change to this Agreement have the effect of imposing or requiring that BlackBerry or BlackBerry’s Affiliates make any additional Capital Contributions. Section 4.2 may not be amended in any manner adversely affecting the rights or obligations of NHealth or NHealth’s Affiliates without the prior written consent of NHealth, and in no event shall any change to this Agreement have the effect of imposing or requiring that NHealth or NHealth’s Affiliates make any additional Capital Contributions. Section 4.2 may not be amended in any manner adversely affecting the rights or obligations of KHealth or KHealth’s Affiliates without the prior written consent of KHealth, and in no event shall any change to this Agreement have the effect of imposing or requiring that KHealth or KHealth’s Affiliates make any additional Capital Contributions. Section 4.2 may not be amended in any manner adversely affecting the rights or obligations of Allscripts or Allscripts’ Affiliates without the prior written consent of Allscripts, and in no event shall any change to this Agreement have the effect of imposing or requiring that Allscripts or Allscripts’ Affiliates make any additional Capital Contributions. Section 4.2 may not be amended in any manner adversely affecting the rights or obligations of any of the 3BE Members or any of their respective Affiliates without the prior written consent of each of the 3BE Members, and in no event shall any change to this Agreement have the effect of imposing or requiring that any of the 3BE Members or any of their respective Affiliates make any additional Capital Contributions.

11.15 Reliance on Authority of Person Signing Agreement. If a Member is not a natural person, neither the Company nor any Member will be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.

11.16 No Interest in Company Property; Waiver of Action for Partition. No Member or assignee has any interest in specific property of the Company. Without limiting the foregoing, each Member and assignee irrevocably waives during the term of the Company any right that it, he or she may have to maintain any action for partition with respect to the property of the Company.

11.17 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.18 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

NANTWORKS, LLC		HIGHMARK VENTURES, INC.

By:	/s/ Patrick Soon-Shiong	By:
Name: Patrick Soon-Shiong		Name:
Title: CEO		Title:

INDEPENDENCE BLUE CROSS, LLC

By:
Name:
Title:

HORIZON HEALTHCARE SERVICES, INC.

By:
Name:
Title:

[Nant Health LLC Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

NANTWORKS, LLC	HIGHMARK VENTURES, INC.

By:	By:
Name:	Name:
Title:	Title:

INDEPENDENCE BLUE CROSS, LLC

By:
Name:
Title:

HORIZON HEALTHCARE SERVICES, INC.

By:
Name:
Title:

[Signature Page to Ninth Amended & Restated LLC Agreement of Nant Health, LLC]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

NANTWORKS, LLC	HIGHMARK VENTURES, INC.

By:	By:
Name:	Name:
Title:	Title:

INDEPENDENCE BLUE CROSS, LLC

By:
Name: Alan Krigstein
Title: EVP, CFO & Treasurer

HORIZON HEALTHCARE SERVICES, INC.

By:
Name:
Title:

[Signature Page to Ninth Amended & Restated LLC Agreement of Nant Health, LLC]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

NANTWORKS, LLC	HIGHMARK VENTURES, INC.

By:	By:
Name:	Name:
Title:	Title:

INDEPENDENCE BLUE CROSS, LLC

By:
Name:
Title:

HORIZON HEALTHCARE SERVICES, INC.

By:
Name: Douglas E. Blackwell
Title: SVP-CIO

[Signature Page to Ninth Amended & Restated LLC Agreement of Nant Health, LLC]

SCHEDULE A

MEMBERS; CAPITAL CONTRIBUTIONS; UNITS

Name and Address	Capital Contributions	No. of Units	Percentage Interest (excluding Series C Units)
Series A Units

NantWorks, LLC	$400 million	400,000,000	65.914%
9920 Jefferson Boulevard	(through Contribution Agreement)	Series A Units
Culver City, California 90232
Attention: Chief Executive Officer

HCTSi	$6,385,492(1)	6,385,492	1.052%
4400 Bayou Oaks Drive		Series A Units
Panama City, Florida 32404

John Cooper	$401,065(1)	401,065	0.066%
2046 Waterloo Road		Series A Units
Benwyn, Pennsylvania 19312

Peter Witonsky	$788,822(1)	788,822	0.130%
525 Harriton Road		Series A Units
Bryn Mawr, Pennsylvania 19010

Scott Holmes	$71,856(1)	71,856	0.012%
228 Willow Avenue		Series A Units
Wayne, New Jersey 19087

Marv Cadwell	$31,701(1)	31,701	0.005%
10 Court Run		Series A Units
Malvern, Pennsylvania 19355

Mike Hershey	$157,253(1)	157,253	0.026%
2003 N. Grant Avenue		Series A Units
Wilmington, Delaware 19806

Frank Poggio	$39,626(1)	39,626	0.007%
25462 N. Oneida Lane		Series A Units
Barrington, Illinois 90010

Scott Kahler	$314,274(1)	314,274	0.052%
7837 Commodore Drive N.E.		Series A Units
Tuscaloosa, Alabama 35406

JMD LLC (Jay Bernstein)	$31,701(1)	31,701	0.005%
		Series A Units

Schedule A - 1

McDaniel Family Partnership LLP (Gary	$39,626(1)	39,626	0.007%
McDaniel)		Series A Units
2401 15th Street, Suite 350
Denver, Colorado 80202

Rees Davis	$47,552(1)	47,552	0.008%
3695 East Long Road		Series A Units
Greenwood Village, Colorado 80121

James Ratner	$63,402(1)	63,402	0.010%
321 Marietta Drive		Series A Units
San Francisco, California 94127

Craig Cunic	$32,579(1)	32,579	0.005%
404 Cutlass Road		Series A Units
Knoxville, Tennessee 37934

Carl Witonsky	$175,677(1)	175,677	0.029%
502 Hillbrook Road		Series A Units
Bryn Mawr, Pennsylvania 19010

Phil Ceeley	$104,412(1)	104,412	0.017%
1026 W. 8th Street		Series A Units
Panama City, Florida 32401

Vasudev Rangadass	$13,710,758.41(2)	4,897,574	0.807%
2607 Hemmingway Drive		Series A Units
Arlington, Texas 76006

Robert Beardall	$791,127.50(2)	282,596	0.047%
Green Lane Farm		Series A Units
Sinderland Lane
Dunham Massey
Cheshire WA14 5SX
UK

Gradalis, Inc.	$746,805.82(2)	266,764	0.044%
1700 Pacific Avenue, Suite 1000		Series A Units
Dallas, Texas 75201

Kevin Freeman	$329,643.92(2)	117,751	0.019%
2609 Montclair Drive		Series A Units
Flowermound, Texas 75022

P. Rangadass – Trust	$124,465.77(2)	44,460	0.007%
2607 Hemmingway Drive		Series A Units
Arlington, Texas 76006

K. Rangadass – Trust	$124,465.77(2)	44,460	0.007%
2607 Hemmingway Drive		Series A Units
Arlington, Texas 76006

Schedule A - 2

Parthasarathy Raghunathan	$206,633.89(2)	73,811	0.012%
30 Winding Hollow Lane		Series A Units
Coppell, Texas 75019

Troy Roth	$184,601.83(2)	65,941	0.011%
7982 Wood Court		Series A Units
Frisco, Texas 75034

Laura McElearney	$93,349.33(2)	33,345	0.005%
5009 San Timoteo Avenue NW		Series A Units
Albuquerque, New Mexico 87114

Bruce Sciotto	$121,355.53(2)	43,349	0.007%
220 Seale Lane		Series A Units
Alpharetta, Georgia 30022

Sandeep Nangia	$93,349.33(2)	33,345	0.005%
301 Laurel Court		Series A Units
Bridgeville, Pennsylvania 15017

Arjun Rajagopalan	$70,012.70(2)	25,009	0.004%
2612 Round Table Boulevard		Series A Units
Lewisville, Texas 75056

Rajeev Pany	$46,676.06(2)	16,673	0.003%
1641 24th Street NE		Series A Units
Issaquah, Washington 98029

Ernesto Alfaro	$56,101.98(3)	20,040	0.003%
515 Oakhurst Drive		Series A Units
Murphy, Texas 75094

Robert Alkire	$24,310.86(3)	8,684	0.001%
2708 Winnpage Road		Series A Units
Flower Mound, Texas 75022

Arthur Altman	$11.687.91(3)	4,175	0.001%
6326 Contour Drive		Series A Units
Dallas, Texas 75248

Joe Cunningham	$62,336.47(3)	22,267	0.004%
21441 CR 2182		Series A Units
Whitehouse, Texas 75791-5928

James August	$4,188.05(3)	1,496	0.000%
3544 Pinnacle Bay Point		Series A Units
Little Elm, Texas 75068

Darren Baker	$4,675.17(3)	1,670	0.000%
313 Parkhurst Lane		Series A Units
Allen, Texas 75013

Schedule A - 3

Krittika Balasekar	$2,337.58(3)	835	0.000%
6108 Palomino Drive		Series A Units
Plano, Texas 75024

Sameera Balay	$22,303.62(3)	7,967	0.001%
1107 W. Annie Street		Series A Units
Austin, Texas 78704-4110

Sanjay Banerjee	$9,350.33(3)	3,340	0.001%
10319 Sandbar Drive		Series A Units
Irving, Texas 75063

Michael Bernal	$2,337.58(3)	835	0.000%
1312 Blair Drive		Series A Units
Mesquite, Texas 75150

Deepa Bhide	$3,740.13(3)	1,336	0.000%
		Series A Units

Thomas M. Borger	$23,375.83(3)	8,350	0.001%
18040 Midway Road, Number 41		Series A Units
Dallas, Texas 75287

Sarfraz Chandio	$4,675.17(3)	1,670	0.000%
10653 Wilton Drive		Series A Units
Frisco, Texas 75035

Charles R. Johnson Irrevocable Trust	$28,050.99(3)	10,020	0.002%
6511 Lafayette Way		Series A Units
Dallas, Texas 75230

Sarah Cohen	$5,940.54(3)	2,122	0.000%
7315 Hill Forest Drive		Series A Units
Dallas, Texas 75230

Georgia Dennis	$18,700.66(3)	6,680	0.001%
3933 S Santa Fe		Series A Units
Norman, Oklahoma 73072

Vishank Desai	$2,337.58(3)	835	0.000%
312 Uta Boulevard, #211		Series A Units
Arlington, Texas 76010

Katherine Englert	$7,012.75(3)	2,505	0.000%
3113 Royal Gable Drive		Series A Units
Dallas, Texas 75229

Imran Esmail	$2,337.58(3)	835	0.0000%
6565 McCallum Boulevard, # 355		Series A Units
Dallas, Texas 75252

Schedule A - 4

Valerie Fain	$9,350.33(3)	3,340	0.001%
4110 Blossom Drive		Series A Units
Sachse, Texas 75048

Craig Falkner	$14,025.50(3)	5,010	0.001%
703 Cheshire Drive		Series A Units
Coppell, Texas 75019

Gary Fetterhoff	$4,675.17(3)	1,670	0.000%
4100 Shannon Drive, #137		Series A Units
Fort Worth, Texas 76116

Raj Gabbeta	$935.03(3)	334	0.000%
		Series A Units

Justus George	$11,687.91(3)	4,175	0.001%
2105 Reveille Circle		Series A Units
Euless, Texas 76040

Tuesday Goers	$2,337.58(3)	835	0.000%
1490 Lakeview Drive		Series A Units
St. Paul, Texas 75098

Harish Gouda	$375.13(3)	134	0.000%
		Series A Units

Arunkumar Govue	$375.13(3)	134	0.000%
		Series A Units

Rajesh Gowdety	$4,675.17(3)	1,670	0.000%
		Series A Units

Scott Gross	$3,507.77(3)	1,253	0.000%
2400 Damsel Katie		Series A Units
Lewisville, Texas 75056

Mohammad Hannon	$31,169.63(3)	11,134	0.002%
200 Shumard Court		Series A Units
Irving, Texas 75063

Alex Hurley	$9,350.33(3)	3,340	0.001%
2 Billington Avenue		Series A Units
Little Haywood
Stafford
Staffordshire ST18 0UZ
UK

Schedule A - 5

Kendrick Jackson	$3,202.63(3)	1,144	0.000%
2608 Shady Grove Lane		Series A Units
McKinney, Texas 75071

Sonika Johar	$6,545.23(3)	2,338	0.000%
9919 Double Eagle Pass		Series A Units
Austin, Texas 78717

Jan San Jue	$23,375.83(3)	8,350	0.001%
4505 Lane Tree Drive		Series A Units
Plano, Texas 75093

Priyadarshini Kalpathy	$16,363.08(3)	5,845	0.001%
821 Dalmalley Lane		Series A Units
Coppell, Texas 75019

Surendra Kancherla	$4,675.17(3)	1,670	0.000%
		Series A Units

Krishna Kankipati	$9,350.33(3)	3,340	0.001%
2712 Sarazen Drive		Series A Units
Plano, Texas 75025

Anil Kumar Kasula	$1,870.07(3)	668	0.000%
		Series A Units

Sunil Konda	$74,082.64(3)	26,720	0.004%
1060 Valley Vista Drive		Series A Units
Irving, Texas 75063

Tarun Koppalakonda	$935.03(3)	334	0.000%
		Series A Units

Murali Kota	$35,063.74(3)	12,525	0.002%
119 Catlebury Court		Series A Units
Coppell, Texas 75019

Rudra Krishna	$375.13(3)	134	0.000%
		Series A Units

Naveen Kumar	$4,675.17(3)	1,670	0.000%
		Series A Units

Rajat Kumar	$3,740.13(3)	1,336	0.000%
16951 Addison Road, #2208		Series A Units
Addison, Texas 75001

Schedule A - 6

Reddy Katkuri Arun Kumar	$4,675.17(3)	1,670	0.000%
		Series A Units

Harsh Kupwade-Patil	$4,675.17(3)	1,670	0.000%
6301 Stonewood Drive, #3113		Series A Units
Plano, Texas 75024

Scott Leach	$23,375.83(3)	8,350	0.001%
2461 McConnell		Series A Units
Gunter, Texas 75058

Vilasini Madigubba	$935.03(3)	334	0.000%
		Series A Units

Anju Mahendroo	$331,936.72(3)	118,750	0.020%
4224 Danmire Drive		Series A Units
Richardson, Texas 75082

Sanjay Mahendroo	$14,025.50(3)	5,010	0.001%
7206 Meadow Glen Drive		Series A Units
Parker, Texas 75002

Cheryl McKay	$14,025.50(3)	5,010	0.001%
407 Wyndemere		Series A Units
Heath, Texas 75032

David Meyer	$14,025.50(3)	5,010	0.001%
106 Highland Lake Drive		Series A Units
Highland Village, Texas 75077

Rishi Middela	$4,675.17(3)	1,670	0.000%
10809 Leesa Way		Series A Units
McKinney, Texas 75070

William Morrison	$9,350.33(3)	3,340	0.001%
21 Oldfield Gardens		Series A Units
Heswall, Wirral
Merseyside CH60 6TG
UK

Ravi Natarajan	$4,675.17(3)	1,670	0.000%
2 Dray View		Series A Units
Dewsbury
West Yorkshire WF13 4PE
UK

Fathima Nishat	$3,272.62(3)	1,169	0.000%
2524 Royal Troon Drive		Series A Units
Plano, Texas 75025

Schedule A - 7

Venkata Nookala	$2,337.58(3)	835	0.000%
16951 Addison Road, #2005		Series A Units
Addison, Texas 75001

Sudheer Panangipalli	$375.13(3)	134	0.000%
		Series A Units

Nikita Patel	$12,155.43(3)	4,342	0.001%
5579 Blazing Star Road, #1309		Series A Units
Frisco, Texas 75034

Mark Pledger	$24,982.74(3)	8,924	0.001%
2261 Blake Street, #2G		Series A Units
Denver, Colorado 80205

Susan Poppens	$53,764.40(3)	19,205	0.003%
3 Brookhaven Drive		Series A Units
Allen, Texas 75002

Arjun Rajagopalan	$70,127.48(3)	25,050	0.004%
2612 Round Table Boulevard		Series A Units
Lewisville, Texas 75056

Sriram Ramarathnam	$3,798.92(3)	1,357	0.000%
5300 Iron Horse Parkway, #452		Series A Units
Dublin, California 94568

Ramana Rao	$19,168.18(3)	6,847	0.001%
		Series A Units

Venkateshwar Rao	$42,076.49(3)	15,030	0.002%
Plot No. 64, 1st Floor		Series A Units
Prashasan Nagar
Jubilee Hills
Hyderabad Telangana 500096

Sam Robinson	$18,700.66(3)	6,680	0.001%
1223 Chandler Circle		Series A Units
Prosper, Texas 75078

Joe Rogers	$4,675.17(3)	1,670	0.000%
2123 Elmwood Boulevard		Series A Units
Dallas, Texas 75224

Matthew Sacra	$14,025.50(3)	5,010	0.001%
1742 Ivy Lane		Series A Units
Carrollton, Texas 75007

Schedule A - 8

Sagar Manikonda Sai Ram	$935.03(3)	334	0.000%
		Series A Units

Bassel Said	$4,675.17(3)	1,670	0.000%
15800 Spectrum Drive, #1422		Series A Units
Addison, Texas 75001

Raghuram Samaram	$28,050.99(3)	10,020	0.002%
535 Hawken Drive		Series A Units
Coppell, Texas 75019

Manipal Reddy Sanugommula	$1,870.07(3)	668	0.000%
		Series A Units

Vivek Saraf	$1,870.07(3)	668	0.000%
		Series A Units

Ravi Seshadri	$303,885.73(3)	108,550	0.018%
7009 Dobbins Drive		Series A Units
Plano, Texas 75025

Veena Shetty	$79,477.81(3)	28,390	0.005%
3713 Winding Oaks Drive		Series A Units
Flower Mound, Texas 75022

Abhay Singhal	$93,503.30(3)	33,400	0.006%
621 Spring Hill Drive		Series A Units
Coppell, Texas 75019

Frederik Smit	$4,675.17(3)	1,670	0.000%
2012 Terracotta Court		Series A Units
Lewisville, Texas 75067

Sona Solanki	$4,675.17(3)	1,670	0.000%
1307 Pawnee Trail		Series A Units
Carrollton, Texas 75007

Muthyam Srinivas	$3,740.13(3)	1,336	0.000%
		Series A Units

Srikanth Srinivas	$31,558.76(3)	11,273	0.002%
8812 Lakewood Drive		Series A Units
Irving, Texas 75063

Abhishek Srivastava	$4,675.17(3)	1,670	0.000%
5579 Blazing Star Road		Series A Units
Frisco, Texas 75034-1701

Schedule A - 9

State of Texas (Emerging Technology	$443,253.23(3)	158,333	0.026%
Fund)		Series A Units
Office of the Governor
PO Box 12428
Austin, Texas 78711

Laura Steward	$4,675.17(3)	1,670	0.000%
3 Apple Orchard Close		Series A Units
Gretton
Cheltenham
Gloucestershire GL54 5DA
UK

Stephan Straley	$16,363.08(3)	5,845	0.001%
1508 Sequoia Grove Lane		Series A Units
Lewisville, Texas 95067

Lucas Strom	$140,254.95(3)	50,100	0.008%
44w002 Silver Glen Road		Series A Units
Maple Park, Illinois 60151

Diane Swain	$4,675.17(3)	1,670	0.000%
104 Berkeley Road South		Series A Units
Coventry
West Midlands CV5 6EE
UK

Anto Thomas	$16,363.08(3)	5,845	0.001%
533 Cromwell Court		Series A Units
Coppell, Texas 75019

Ann Thompson	$7,012.75(3)	2,505	0.000%
4900 Timberview Drive		Series A Units
Flower Mound, Texas 75028

Seshasayana Thotli	$935.03(3)	334	0.000%
		Series A Units

Salvatore Torneo	$16,363.08(3)	5,845	0.001%
615 Kirkwood Drive		Series A Units
Dallas, Texas 75218

John Towry	$23,375.83(3)	8,350	0.001%
475 Briarwood Drive		Series A Units
Southlake, Texas 76092

Hein Tran	$7,303.90(3)	2,609	0.000%
3901 Rockwood Drive		Series A Units
Plano, Texas 75074

Schedule A - 10

Kameshwari Vallabhajosyula	$4,675.17(3)	1,670	0.000%
14720-A Dallas Parkway, #1305		Series A Units
Dallas, Texas 75254

Thomas Vanderberg	$14,025.50(3)	5,010	0.001%
1101 Cisco Court		Series A Units
Allen, Texas 75013

George Varghese	$23,375.83(3)	8,350	0.001%
9042 Jasmine Lane		Series A Units
Irving, Texas 75063

Kalyan Vavilapalli	$58,439.56(3)	20,875	0.003%
3908 Quincy Street		Series A Units
Carrollton, Texas 75007

Gautham Vemuganti	$18,700.66(3)	6,680	0.001%
706 Chesire Drive		Series A Units
Coppell, Texas 75019

Kumar Sriram Vijay	$935.03(3)	334	0.000%
		Series A Units

Priyanka Vundrakonda	$7,012.75(3)	2,505	0.000%
3621 Frankford Road, #818		Series A Units
Dallas, Texas 75287

Martin Walsh	$32,726.16(3)	11,690	0.002%
3 Monmouth Heights		Series A Units
Frome
Somerset BA11 2FJ
UK

Audrey Watkins	$1,732.89(3)	619	0.000%
2735 Hidden Lake Drive		Series A Units
Grapevine, Texas 76051

Gary White	$7,012.75(3)	2,505	0.000%
15821 Nedria Way		Series A Units
Dallas, Texas 75248

Bart Wilburn	$7,012.75(3)	2,505	0.000%
4039 Avondale, #108		Series A Units
Dallas, Texas 75219

The Bartlett Family Trust dated Feb 25,	$14,800.96(4)	5,287	0.001%
2003		Series A Units
26951 Highland Circle
Laguna Hills, California 92653

Schedule A - 11

Eduardo Beruff	$252,792.05(4)	90,299	0.015%
1800 JFK Boulevard, 9th Floor		Series A Units
Philadelphia, Pennsylvania 19103

Robert L. Comis, MD	$44,400.07(4)	15,860	0.003%
210 Barker Road		Series A Units
Wyncote, Pennsylvania 19095

Rita S. Cook	$932.20(4)	333	0.000%
6009 Overlea Road		Series A Units
Bethesda, Maryland 20816

Walter Curran, Jr., MD	$12,863.70(4)	4,595	0.001%
242 The Prado NE		Series A Units
Atlanta, Georgia 30309

William A. Flood, MD	$21,027.04(4)	7,511	0.001%
102 Main Street		Series A Units
Landisville, Pennsylvania 17538

Arlene A. Forastiere, MD	$18,552.29(4)	6,627	0.001%
240 E. Montgomery Street		Series A Units
Baltimore, Maryland 21230

Donato Gasparro	$101,005.96(4)	36,080	0.006%
23 Cheryl Lane		Series A Units
Clarksburg, New Jersey 08510

Keystone Peer Review Organization, Inc.	$185,690.84(4)	66,330	0.011%
c/o Joseph Dougher, President & CEO		Series A Units
777 East Park Drive
Harrisburg, Pennsylvania 17111

Jim & Sherry S. Knight JT TEN	$6,128.11(4)	2,189	0.000%
3751 Mineral Springs Trail		Series A Units
Mount Pleasant, Michigan 48858

David R. Kyle	$1,480.94(4)	529	0.000%
1729 D Street, N.W.		Series A Units
Washington, D.C. 20036

Frederick W. Kyle	$117,388.63(4)	41,932	0.007%
1900 Rittenhouse Square		Series A Units
Philadelphia, Pennsylvania 19103

Janet E. Kyle	$1,480.94(4)	529	0.000%
35 W. 92nd Street		Series A Units
New York, New York 10025

James Maxwell, Jr., MD	$4,935.52(4)	1,763	0.000%
814 Tanglewood Drive		Series A Units
Springfield, Ohio 45504

Schedule A - 12

Richard Mones, MD	$10,220.97(4)	3,651	0.001%
750 N. Tamiami Trail, #719		Series A Units
Sarasota, Florida 34236

Christopher T. Olivia, MD	$26,018.55(4)	9,294	0.002%
271 Moore Lane		Series A Units
Haddonfield, New Jersey 08033

Charles J. Riviere	$149,048.18(4)	53,241	0.009%
38243 Lime Kiln Road		Series A Units
Middleburg, Virginia 20117

E. I. Spalding Residuary Trust	$35,570.45(4)	12,706	0.002%
1316 Lake Bend Court		Series A Units
Vero Beach, Florida 32963

Curtis E. Spalding	$85,580.72(4)	30,570	0.005%
1316 Lake Bend Court		Series A Units
Vero Beach, Florida 32963

Susan Spalding	$255,793.11(4)	91,371	0.015%
2218 Naudain Street		Series A Units
Philadelphia, Pennsylvania 19146

Jay Robert Stiefel	$27,275.53(4)	9,743	0.002%
2211 Rittenhouse Square		Series A Units
Philadelphia, Pennsylvania 19103

Michael J. Warhol, MD	$30,912.08(4)	11,042	0.002%
135 Allgates Drive		Series A Units
Haverford, Pennsylvania 19041

Erik Yedwab	$408.73(4)	146	0.000%
18 Jake Drive		Series A Units
Cream Ridge, New Jersey 08514

Lydia Beruff	$102,495.29(4)	36,612	0.006%
1475 Treasure Cove Lane		Series A Units
Vero Beach, Florida 32963

Andrew & Idalia Duncan JT TEN	$24,462.03(4)	8,738	0.001%
3241 Highland Lane		Series A Units
Fairfax, Virginia 22031-2809

Eduardo Beruff	$11,452.75(4)	4,091	0.001%
1800 JFK Boulevard, 9th Floor		Series A Units
Philadelphia, Pennsylvania 19103

Russell P. Roselle	$14,890.54(4)	5,319	0.001%
12800 Sunnyvale Court		Series A Units
Herndon, Virginia 20171

Schedule A - 13

George & Amanda Foley JT TEN	$2,287.19(4)	817	0.000%
1000 Regents Court		Series A Units
Malvern, Pennsylvania 19355

Rory & Laurie Young JT TEN	$2,040.84(4)	729	0.000%
285 Windrift Court		Series A Units
Roswell, Georgia 30076-3789

Ralph Thompson	$7,721.02(4)	2,758	0.000%
15099 Meeting House Lane		Series A Units
Montpelier, Virginia 23192

Julie & Michael Josefowski JT TEN	$1,480.94(4)	529	0.000%
513 Upland Road		Series A Units
Haverton, Pennsylvania 19083

Steven C. Kyle	$1,480.94(4)	529	0.000%
130 Jears Street		Series A Units
Ithaca, New York 14850

Arlene Forastiere, MD	$17,300.91(4)	6,180	0.001%
240 E. Montgomery Street		Series A Units
Baltimore, Maryland 21230

Arthur Higgins	$525,046	187,550	0.031%
5501 Churchill Lane		Series A Units
Libertyville, Illinois 60048

Blackstone Healthcare Partners II (AIV)	$9,999,900	3,572,031	0.589%
L.L.C.		Series A Units
c/o The Blackstone Group
345 Park Avenue, 44th Floor
New York, New York 10154

Translational Research Management, Inc.	$750,000	267,905	0.044%
111 N. Pine Street		Series A Units
Prospect Heights, Illinois 60070
Attention: Christopher Beardmore

Richard R. Anwyl	$97,500	34,828	0.006%
400 Trabert Avenue		Series A Units
Atlanta, Georgia 30309

Julie D. Salisbury	$97,500	34,828	0.006%
3799 Vermont Road, NE		Series A Units
Atlanta, Georgia 30319

Schedule A - 14

Series B Units

Verizon Investments LLC	$25 million	10,179,534	1.677%
VC44E219		Series B Units
One Verizon Way
Basking Ridge, NJ 07920
Facsimile: (908) 766-3813
Attention: William L. Horton, Jr.

Celgene Corporation	$25 million	8,930,069	1.472%
86 Morris Avenue		Series B Units
Summit, New Jersey 07901
Attention: Chief Executive Officer

Series D Units

BlackBerry Corporation	$10 million	3,572,066	0.589%
2200 University Avenue East		Series D Units
Waterloo, Ontario, Canada
N2K 0A7
Attention: Chief Executive Officer
Fax: +1 (519) 888-7835

With a copy to:

2200 University Avenue East
Waterloo, Ontario, Canada
N2K 0A7
Attention: Legal Department
Fax: +1 (519) 888-1975

Series E Units

NHealth Holdings, Inc.	$100 million	35,720,664	5.886%
1209 Orange Street		Series E Units
Wilmington, DE 19801

With a copy to:

Jeffrey Trinklein
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Fax: +1 (212) 351-6344

Schedule A - 15

Series F Units

KHealth Holdings, Inc.	$150 million	53,580,996	8.829%
1209 Orange Street		Series F Units
Wilmington, DE 19801

With copies to:

Head of Legal
Kuwait Investment Office
Wren House
15 Carter Lane
London
EC4V 5EY

and

Jeffrey Trinklein
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Fax: +1 (212) 351-6344

Series G Units

Allscripts Healthcare Solutions, Inc.	$200 million	59,099,908	9.739%
222 Merchandise Mart, Suite 2024		Series G Units
Chicago, Illinois 60654

Series H Units

Highmark Ventures, Inc.	$11,583,356.16(5)	3,422,876	0.564%
120 Fifth Avenue, Suite 3128		Series H Units
Pittsburgh, PA 15222

Independence Blue Cross, LLC	$30,107,342.15(5)	8,896,706	1.466%
1901 Market Street		Series H Units
Philadelphia, PA 19103

Horizon Healthcare Services, Inc.	$10,809,301.77(5)	3,194,144	0.526%
Three Penn Plaza East – PP 16-A		Series H Units
Newark, NJ 07105

Total Units Outstanding (excluding Series C Units)		606,852,639	100.000%
		Units

Series C Units

Scott Oster	N/A	180,376
6175 Ryan Woods Way		Series C Units
Hilliard, Ohio 43026

Schedule A - 16

Stephen Langella	N/A	180,376
6173 Janes Way		Series C Units
Hilliard, Ohio 43026

Shannon Hastings	N/A	180,376
1650 E. Choctaw Drive		Series C Units
London, Ohio 43140

Stephen Benz	N/A	714,413
436 Park Way		Series C Units
Santa Cruz, California 95062

John Sanborn	N/A	714,413
2062 Wharf Road		Series C Units
Capitola, California 95010

Charles Vaske	N/A	714,413
134 Robinson Lane		Series C Units
Santa Cruz, California 95060

Simon Adlem	N/A	736
38 Brook Lane		Series C Units
Ferring
Worthing
West Sussex, London
UK

Sarah Cohen	N/A	1,060
7315 Hill Forest Drive		Series C Units
Dallas, Texas 75230

Jeevan Gogineni	N/A	727
3990 Spring Valley Road, #327		Series C Units
Farmers Branch, Texas 75244

Naga Harshini Gudiwada	N/A	141
		Series C Units

David Hooker	N/A	2,181
5000 K Avenue, #3212		Series C Units
Plano, Texas 75074

Kendrick Jackson	N/A	925
2608 Shady Grove Lane		Series C Units
McKinney, Texas 75071

Sonika Johar	N/A	221
9919 Double Eagle Pass		Series C Units
Austin, Texas 78717

Schedule A - 17

Tabitha Lindsey	N/A	1,783
901 Lakeside Circle, #3310		Series C Units
Lewisville, Texas 75057

Heather Medcalf	N/A	4,758
16435 Redwoood Circle		Series C Units
McKinney, Texas 75071

Nikita Patel	N/A	24
5579 Blazing Star Road, #1309		Series C Units
Frisco, Texas 75034

Abhiram Sahoo	N/A	141
		Series C Units

Ravi Seshadri	N/A	4,574
7009 Dobbins Drive		Series C Units
Plano, Texas 75025

Amit Sharma	N/A	56
		Series C Units

Pooja Shivastava	N/A	141
		Series C Units

Bassel Said	N/A	880
15750 Spectrum Drive, #2330		Series C Units
Addison, Texas 75001

Christopher T. Olivia, MD	N/A	1,515
271 Moore Lane		Series C Units
Haddonfield, New Jersey 08033

Lou Lazatin	N/A	296,184
5603 Stardust Road		Series C Units
La Canada Flintridge, California 91011

Eleanor Ramirez	N/A	200,929
700 El Atajo Street		Series C Units
Los Angeles, California 90065

Michelle Mok	N/A	76,800
1430 Waverly Road		Series C Units
San Marino, California 91108

Steven Curd	N/A	197,165
1245 Day Road		Series C Units
Gilroy, California 95020

Schedule A - 18

Total Series C Units	3,475,308
Series C Units

(1)	Issued in exchange for Units in iSirona, LLC pursuant to the terms of the Agreement and Plan of Merger dated December 31, 2012.
(2)	Issued in exchange for equity in Net.Orange, Inc. pursuant to the terms of the Contribution Agreement, dated as of July 18, 2014, among the Company, Net.Orange, Inc., certain shareholders of Net.Orange, Inc. and Vasudev Rangadass as the stockholders’ representative.
(3)	Issued in exchange for equity in Net.Orange, Inc. pursuant to the Agreement and Plan of Merger by and among the Company, NDO Acquisition Corporation, and Net.Orange, Inc. dated June 30, 2014.
(4)	Issued in exchange for equity in eviti, Inc. pursuant to the terms of the Contribution and Merger Agreement, by and among Nant Health, LLC, eviti, Inc., Eviti Acquisition Corporation, Eduardo Beruff, and Rollover Stockholders dated September 5, 2014.
(5)	Issued in exchange for equity in NaviNet, Inc. pursuant to the terms of the Stock Purchase Agreement by and among Nant Health, LLC, NaviNet, Inc. and 3BE Holdings, LLC dated November 30, 2015.

Schedule A - 19

APPENDIX 1

Definitions

As used in the foregoing Agreement, the following terms shall have the meanings set forth below:

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of any relevant Fiscal Year and after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Member is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person. The term “control,” as used in the immediately preceding sentence means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. For a Person that is an individual, the term Affiliate shall include such individual’s ancestors, siblings, descendants and spouses of any of the foregoing. For the avoidance of doubt, Patrick Soon-Shiong and his Affiliates shall be deemed to be Affiliates of the Company and of NantWorks.

“BlackBerry Competitor” means each of Apple Inc. and Samsung Electronics Co. Ltd., and any of their subsidiaries or Affiliates.

“Available Cash” means, as of a date of determination, Cash (excluding Capital Proceeds), which is available in the accounts of the Company and not reserved to make any payments due and owing by the Company or otherwise reserved by the Board for fees and expenses, operations, or contingencies of the Company, all as determined by the Board in its reasonable discretion.

“Capital Account” means the individual capital account established by the Board on behalf of each Member. Each such Member’s Capital Account shall be (a) increased by (1) the amount of Cash contributed by it to the Company and the fair market value of any other contributions by it to the Company, (2) allocations to it of Profits and other items of book income and gain of the Company, and (b) decreased by (1) the amount of Cash distributed to it by the Company, (2) the Carrying Value of the non-cash property distributed by the Company to the Member (net of any liabilities securing such

Appendix 1 - 1

distributed property that the Member is considered to assume or take subject to Code Section 752) and (3) allocations to it of Losses and other items of book loss and deduction of the Company, and (c) as otherwise adjusted in accordance with the additional rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv). It is the intent of the Company that the Capital Accounts of all such Members be determined and maintained in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv) at all times throughout the full term of the Company. Accordingly, the Board is authorized to make any other adjustments to the Capital Accounts so that the Capital Accounts and allocations thereto comply with said section of the Treasury Regulations.

“Capital Contributions” means, with respect to any Member, the total amount of Cash or the fair market value of property (other than services) actually contributed to the capital of the Company by such Member.

“Capital Proceeds” means Cash proceeds from a Capital Transaction, after deducting payments for Company expenses reasonably incurred in connection with such Capital Transaction.

“Capital Transaction” means any sale, disposition, exchange, condemnation, insurance recovery, or other disposition of Company assets, or a loan or refinancing of a loan, but excludes sales or other dispositions of Company products or services in the ordinary course of business.

“Carrier” means each of América Móvil, S.A.B. de C.V.; AT&T Inc.; China Mobile Limited; China Unicom (Hong Kong) Limited; Deutsche Telekom AG; France Telecom SA; Nippon Telegraph and Telephone Corporation; Sprint Nextel Corporation; Telefónica SA; and Vodafone Group Plc.; and any of their subsidiaries or Affiliates.

“Carrying Value” means, with respect to any asset of the Company, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The Carrying Values of all Company Properties shall be adjusted to equal their respective gross fair market values as of the following times: (i) a Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Member in return for an additional interest in the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; (iii) the grant of an interest in the Company as consideration for the provision of services to or for the benefit of the Company; and (iv) upon the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments shall be made pursuant to clauses (i) and (ii) only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect more accurately the Member’s relative interests in the Company or to comply with Treasury Regulations Sections 1.704-1(b) and 1.704 -2.

(b) The Carrying Value of any Company Property distributed to any Member shall be adjusted to equal the gross fair market value of such Company Property, determined on the date of distribution;

Appendix 1 - 2

(c) The Carrying Values of Company Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Carrying Values shall not be adjusted pursuant to this paragraph to the extent that the Board reasonably determines that an adjustment pursuant to paragraph (a) of this definition above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (c).

(d) If the Carrying Value of any Company Property has been adjusted pursuant to paragraph (a) or (b) of this definition, such Carrying Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Profits or Losses.

“Cash” when capitalized means money and cash equivalents.

“Certificate of Formation” means the certificate of formation of About Advanced Health, LLC filed with the Office of the Secretary of State of the State of Delaware on July 7, 2010, as amended by a certificate of amendment changing the name of the Company to All About Advanced Health, LLC, filed with the Office of the Secretary of State of the State of Delaware on July 28, 2010, as amended by a certificate of amendment changing the name of the Company to Nant Health, LLC, filed with the Office of the Secretary of State of the State of Delaware on September 1, 2011, and as further amended by any additional amendments thereto.

“Code” means the Internal Revenue Code of 1986, as in effect on the date of this Agreement and as amended thereafter from time to time.

“Company Minimum Gain” means “partnership minimum gain” determined in accordance with Treasury Regulations Section 1.704-2(d).

“Company Property” means any tangible and intangible property now owned or hereafter acquired by the Company, including, without limitation, all Cash, deposits, or any other property.

“Contribution Agreement” means the Contribution Agreement between the Company and NantWorks under which NantWorks contributed (or caused to be contributed) to the Company various equity interests and other assets as set forth therein.

“Damages” means any and all losses, damages, expenses and liabilities whether joint or several, including, without limitation, those losses, damages, expenses and liabilities (including reasonable attorneys’ fees) arising under or connected with the securities laws of the United States, or any other provision of statutory law, common law, or other applicable law of any jurisdiction.

Appendix 1 - 3

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year, except that (a) with respect to any asset the Carrying Value of which differs from its adjusted tax basis for federal income tax purpose at the beginning of such Fiscal Year and which difference is being eliminated by use of the “remedial allocation method” as defined by Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal year shall be the amount of book basis recovered for such Fiscal year under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other assets the Carrying Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that in the case of clause (b) above, if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Board.

“Event of Bankruptcy” means, with respect to any Person, (i) the filing of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or the filing of an answer consenting to or acquiescing in any such petition; (ii) the making of any general assignment for the benefit of its creditors, or the admission in writing of its inability to pay debts as they become due; (iii) the expiration of 30 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 30-day period; (iv) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for the Person or for any substantial part of the Person’s assets or property; and (v) the ordering of the winding up or liquidation of the Person’s affairs.

“Fiscal Year” means the Company’s fiscal year, which shall commence on January 1 and end on December 31 of each year (unless the Company is required to have a Taxable Year other than the calendar year, in which case the Company’s Fiscal Year shall be such Taxable Year).

“Hurdle Amount” means an amount equal to the amount determined by the Board to be necessary to cause the Profits Interest Plan Series C Units to constitute a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191).

“Indemnifiable Person” means (i) each Director, (ii) any officer, employee, attorney, agent, or representative of the Company, (iii) the Tax Matters Member, and (iv) each Member.

Appendix 1 - 4

“Liquidity Event” means, unless the Series B Members holding at least a majority of the Series B Units, the Series E Members holding at least a majority of the Series E Units, the Series F Members holding at least a majority of the Series F Units, and the Series G Members holding at least a majority of the Series G Units determine otherwise, the consummation of (a) any reorganization, merger, consolidation or other transaction or series of related transactions in which the Members as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least 50% of the voting power of the resulting or surviving entity or its parent company following such transaction or series of related transactions; or (b) a sale of all or substantially all of the assets of the Company (taken together as a whole with its subsidiaries), or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company (taken together as a whole with its subsidiaries); provided, that the issuance of Units or other securities pursuant to customary venture capital financings by the Company where pre-emptive rights have been made available to the Preemptive Rights Holders pursuant to Section 3.1.5 shall not be deemed a Liquidity Event.

“Member Consent” means, except where otherwise expressly required, the vote or written consent of Members representing a majority of the outstanding Series A Units, Series B Units, Series D Units, Series E Units, Series F Units, Series G Units, Series H Units and other Units entitled to vote, if any, voting together as a single class.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means “partner nonrecourse debt minimum gain” as determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” means “partner nonrecourse deductions” as defined in Section 1.704-2(i)(2) of the Treasury Regulations.

“Membership Interest” means, with respect to any Person, such Person’s “limited liability company interest” (within the meaning of Section 18-701 of the Act) in the Company.

“Minimum Series A Units” means, with respect to Blackstone, such number of Series A Units equal to 50% of the total Series A Units owned by Blackstone as of July 9, 2014; provided that any calculation of Blackstone’s ownership shall include Blackstone and its Permitted Transferees who are Affiliates of Blackstone.

“Minimum Series B Units” means (a) with respect to Verizon, such number of Series B Units equal to 50% of the total Series B Units owned by Verizon as of September 6, 2013, as adjusted pursuant to Section 3.1.4; provided that any calculation of Verizon’s ownership shall include Verizon and its Permitted Transferees who are Affiliates of Verizon, and (b) with respect to Celgene, such number of Series B Units equal to 50% of the total Series B Units owned by Celgene as of September 6, 2013, as adjusted pursuant to Section 3.1.4; provided that any calculation of Celgene’s ownership shall include Celgene and its Permitted Transferees who are Affiliates of Celgene.

Appendix 1 - 5

“Minimum Series D Units” means such number of Series D Units equal to 50% of the total Series D Units owned by BlackBerry as of March 28, 2014, as adjusted pursuant to Section 3.1.4; provided that any calculation of BlackBerry’s ownership shall include BlackBerry and its Permitted Transferees who are Affiliates of BlackBerry.

“Minimum Series E Units” means such number of Series E Units equal to 50% of the total Series E Units owned by NHealth as of May 1, 2014, as adjusted pursuant to Section 3.1.4; provided that any calculation of NHealth’s ownership shall include NHealth and its Permitted Transferees who are Affiliates of NHealth.

“Minimum Series F Units” means such number of Series F Units equal to 50% of the total Series F Units owned by KHealth as of June 20, 2014, as adjusted pursuant to Section 3.1.4; provided that any calculation of KHealth’s ownership shall include KHealth and its Permitted Transferees who are Affiliates of KHealth.

“Minimum Series G Units” means such number of Series G Units equal to 50% of the total Series G Units owned by Allscripts as of June 26, 2015; provided that any calculation of Allscripts’ ownership shall include Allscripts and its Permitted Transferees who are Affiliates of Allscripts.

“Minimum Series H Units” means such number of Series H Units equal to 50% of the total Series H Units owned by the 3BE Members as of the Effective Date (after giving effect to the distribution by 3BE Holdings to the 3BE Members of all of the Series H Units issued by the Company to 3BE Holdings on the Effective Date); provided that any calculation of such ownership shall include each 3BE Member and its Permitted Transferees who are Affiliates of such 3BE Member.

“Nant Health Business” means the development and commercialization of clinical, analytical and supportive services and products that facilitate managing care delivery to reduce costs and improve patient outcomes or support coordinated care delivery, population health management, clinical decision support, predictive modeling, evidence based/precise medicine, intelligent clinical monitoring or data aggregation, and other products and services incidental to the foregoing.

“Percentage Interest” shall mean, in relation to a Member, the proportion which the number of Units held by that Member in the Company bears to the total number of Units held by all Members.

“Permitted Transferee” shall mean, with respect to any Member, (i) an Affiliate of such Member, (ii) a bona fide third party purchaser of the Units pursuant to a Liquidity Event, (iii) any Person that directly or indirectly acquires all or substantially all of the ownership interests or assets of such Member, (iv) any liquidating trust established in connection with the liquidation, dissolution and winding up of such Member for purposes of holding the assets of such Member for the benefit of the former partners, members or equity holders thereof, (v) such Member’s spouse (provided that in any community

Appendix 1 - 6

property state, each spouse agrees in writing to be bound by the terms of this Agreement), (vi) any descendants (whether natural or adopted) of such Member or of Member’s spouse, (vii) any trust or other entity formed for estate planning purposes for the benefit of such Member or a Person specified in (v) or (vi) above or (viii) the Company, to the extent that it directly or indirectly acquires any Units held by KHealth, provided that such Permitted Transferee agrees in writing to be bound by the terms of this Agreement.

“Person” means any natural person, corporation, membership, trust, partnership, limited liability company, association or other entity.

“Plan” means the Nant Health, LLC Profits Interests Plan, as it may be amended from time to time.

“Preferred Return” means: (i) in the case of Verizon, an amount equal to $2.0 million (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series B Units owned by Verizon after September 6, 2013 as a result of a sale, assignment, transfer or other disposition by Verizon of its Series B Units), minus the aggregate amount of all prior distributions to Verizon pursuant to Section 5.1.1(a); (ii) in the case of Celgene and its Permitted Transferees, an amount equal to $2.0 million (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series B Units owned by Celgene and its Permitted Transferees after September 6, 2013 as a result of a sale, assignment, transfer or other disposition by Celgene or one of its Permitted Transferees (that is not a Permitted Transferee of Celgene) of its Series B Units), minus the aggregate amount of all prior distributions to Celgene and its Permitted Transferees pursuant to Section 5.1.1(a); (iii) in the case of BlackBerry and its Permitted Transferees, an amount equal to $800,000 (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series D Units owned by BlackBerry and its Permitted Transferees after March 31, 2014 as a result of a sale, assignment, transfer or other disposition by BlackBerry or one of its Permitted Transferees (that is not a Permitted Transferee of BlackBerry) of its Series D Units), minus the aggregate amount of all prior distributions pursuant to Section 5.1.1(a); (iv) in the case of NHealth and its Permitted Transferees, an amount equal to $8.0 million (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series E Units owned by NHealth and its Permitted Transferees after May 1, 2014 as a result of a sale, assignment, transfer or other disposition by NHealth or one of its Permitted Transferees of its Series E Units), minus the aggregate amount of all prior distributions to NHealth and its Permitted Transferees pursuant to Section 5.1.1(a); (v) in the case of KHealth and its Permitted Transferees, an amount equal to $12.0 million (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series F Units owned by KHealth and its Permitted Transferees after June 20, 2014 as a result of a sale, assignment, transfer or other disposition by KHealth or one of its Permitted Transferees of its Series F Units), minus the aggregate amount of all prior distributions to KHealth and its Permitted Transferees pursuant to Section 5.1.1(a); (vi) in the case of Allscripts and its Permitted Transferees, an amount equal to $16.0 million (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series G Units owned by Allscripts and its Permitted Transferees after June 26, 2015 as a

Appendix 1 - 7

result of a sale, assignment, transfer or other disposition by Allscripts or one of its Permitted Transferees of its Series G Units), minus the aggregate amount of all prior distributions to Allscripts and its Permitted Transferees pursuant to Section 5.1.1(a) and (vii) in the case of the 3BE Members and their Permitted Transferees, an amount equal to $4.2 million in the aggregate (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series H Units owned by the 3BE Members and their Permitted Transferees after the Effective Date as a result of a sale, assignment, transfer or other disposition by the 3BE Members or one of its Permitted Transferees of their Series H Units), minus the aggregate amount of all prior distributions to any of the 3BE Members and their Permitted Transferees pursuant to Section 5.1.1(a) .

“Profits” or “Losses” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss; (b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss; (c) gain or loss resulting from any disposition of a property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value; (d) if the Carrying Value of an asset is adjusted pursuant to paragraph (a) or (b) of that definition, then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of Profits and Losses; (e) in lieu of depreciation, amortization or other cost recovery deduction taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year; and (f) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 7.3 shall be determined by applying rules analogous to those set forth above in this paragraph.

“Qualified IPO” means the consummation of the first firm commitment underwritten public offering of securities of the Company (or a corporate or other successor to the Company) pursuant to an effective registration statement under the Securities Act of 1933 (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or

Appendix 1 - 8

similar plan or an SEC Rule 145 transaction) on a nationally recognized stock exchange with net proceeds to the Company of not less than $75.0 million (before deduction of underwriters’ fees, commissions and expenses).

“Taxable Year” means the taxable year of the Company determined in accordance with the requirements of the Code.

“Treasury Regulations” means the regulations in force from time to time as final or temporary regulations promulgated by the United States Department of Treasury pursuant to the Code.

“Unit” means a Membership Interest of a Member in the Company representing a fractional part of the Membership Interests of all Members, provided that any class or series of Units shall have the relative rights, powers and duties set forth in this Agreement and the Membership Interest represented by that class or series of Units shall be determined in accordance with such relative rights, duties and powers.

“Unreturned Capital” means, with respect to any Member as of any date of determination, the excess of such Member’s Capital Contributions over the aggregate amount theretofore distributed to such Member pursuant to Section 10.4.2.

Appendix 1 - 9